CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 1 5 , 2005

Date of Report

(Date of Earliest Event Reported)

Heritage Management Corp.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction   (Commission File Number)    (IRS Employer

  of incorporation)                                             Identification No.)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250)757-9811

(Registrant's telephone number, including area code)

5031 GORDON SMITH

ROWLETT, TEXAS 75088

(Previous Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

Section 2 – Financial Information

Item 2.01: Completion of Acquisition or Disposition of Assets

Section 5 – Corporate Governance and Management

Item 5.01: Changes in Control of Registrant

Item 5.02:  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 1 5 , 2005, we completed a Share Exchange with Edgewater Foods International, Inc., the parent company of Island Scallops Ltd. an aquaculture company located in Vancouver Island, British Columbia. As a result of the Share Exchange, Edgewater became our wholly owned subsidiary.  The shareholders of Edgewater now own the majority of our voting stock.  To accomplish the Share Exchange, we issued an aggregate of 19,000,000 shares of our common stock in exchange for all of the issued and outstanding capital stock of Edgewater from the shareholders of Edgewater.  The shares issued to the Edgewater Shareholders were issued to 17 accredited investors pursuant to a claim of exemption under Section 4(2) of the Securities Act of 1933, as amended for issuances not involving a public offering ..  Additionally, as a condition of the Share Exchange, E. Lee Murdoch, our controlling shareholder prior to the Share Exchange, agreed to cancel 2,300,000 shares of our Common Stock upon close of the Share Exchange. The Share Exchange does not require the approval of our shareholders.  A copy of the Share Exchange Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein.  The foregoing description is modified by such reference.

Pursuant to the terms of the Share Exchange Agreement, Edgewater’s officers and directors have been appointed as our officers and Directors and E. Lee Murdock has resigned as our President, CEO and sole director ..  Additionally, we have received written consents from holders owning 17,150,000 shares representing 83.3% of our outstanding shares plan to change our name from Heritage Management, Inc. to Edgewater Foods International, Inc.  We will file a Certificate of Amendment to our Articles of Incorporation with Nevada’s Secretary of State to effectuate the name change as soon as we have met the statutory requirements in Nevada.

On August 14, 2005, we sold our interest in our wholly owned subsidiary, Heritage Funding Corporation, to E. Lee Murdock for $10.00.  Also, in connection with our sale of Heritage Funding, we entered into a consulting agreement with Mc Cambridge, Inc..  In consideration for assisting us to locate a suitable acquisition candidate and with the sale of Heritage Funding, McCambridge will receive all of our assets which we owned prior to our reverse acquisition of Edgewater.

As a result of the foregoing, immediately following the completion of the Share Exchange, we have 20,585,400 shares of common stock issued and outstanding. The Share Exchange provided the Edgewater shareholders with approximately 92.30% of our issued and outstanding voting shares. Following the Share Exchange with Edgewater and the related issuance of 19,000,000 shares of our common stock to Heritage shareholders, the following persons are known to own 5% or more of our voting stock :

Name and Address	Number of Voting Shares	Percentage of Outstanding Voting Shares
Robert Saunders 5552 West Island Highway Qualicum Beach, British Columbia Canada V9K 2C8	10,300,000	50.04%
TriPoint Capital Advisors, LLC 400 Professional Drive, Suite 310 Gaithersburg, MD 20879	3,000,000	14.75%
Douglas MacLellan 8324 Delgany Avenue Playa del Ray, CA 90293	1,040,00	5.05%

RISK FACTORS

You should carefully consider the risks described below before making an investment in our Company.    All of these risks may impair our business operations.  If any of the following risks actually occurs our business, financial condition or results of operations could be materially adversely affected.  In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Aquaculture

We are subject to a number of biological and environmental risks.

Our business would be adversely affected if our scallop crop is infected by SPX Disease (or Pertensis). SPX or Pertensis affects a variety of scallops and is most prevalent when water temperatures rise above 20 degrees Celsius.   SPX disease has inhibited scallop

growth throughout the industry.  In the 1990s, mortality numbers were large and nearly wiped out fisheries on the west coast.  During this time Island Scallops lost most of its stock, but was able to overcome this disease by breeding the remaining stock.  Eight years of successfu l l y breeding hardy individuals resulted in the remaining populations of scallops being SPX-free.   Although t here is a chance that other diseases may occur, the Island Scallops hybrid scallop has proven resistant to SPX disease for the last six years.

Paralytic Shellfish Poisoning (PSP or Red Tide) could limit the amount of scallops available for sale.

Paralytic Shellfish Poisoning (PSP or red tide) is another concern when farming scallops.  The adductor muscle can be processed for sale to the traditional scallop meat market even when there is a PSP closure.  On the other hand, the live animal market is stopped by PSP toxicity.  Sewage Contamination (faecal coliform) is monitored by the Canadian Department of Fisheries and Oceans (DFO) to avoid this problem.  This type of contaminant is not threatening to the crop, it only causes a temporary displacement to the marketing of the product until evacuation of the bacteria is concluded.  Island Scallops’ aquaculture is not without total risk; however, the development program over the last decade has reduced the risk of disease and increased the historical grow-out survival rate to 95% over the past six years.  Despite these advances, however, an outbreak of PSP, even if it did not affect Island Scallops’ stock, could have a depressive effect on the scallop market in general and could adversely affect on our business.

Aquaculture and scallop farming is subject to a variety of general disease risks.

Bacteria are almost always associated with mortalities in the larval stages of growth.  Control of disease outbreaks in the hatchery consists of regular inspection, growth rates, color and larvae is checked for proper shape.  Proper hygiene practices within the hatchery minimize problems with Bacteria.  In general, scallops are harder to handle and transport and care needs to be taken when moving them.  Scallops can develop a stress related disease that can be avoided by proper handling conditions such as temperature, moisture rates and time before getting back in the water (maximum time being 24 hours).

Boring sponges and worms can adversely impact our scallop yield.

Boring sponges and worms are organisms that make holes in the scallop’s shell, weakening it and requiring the scallop to make repairs.  Secreting additional layers of shell material to mend these holes directs energy away from growth and maintenance of the scallop.  In cases of severe infestation, the adductor muscle may be reduced in weight by up to 50%, and the meat may be discolored.

Our business would be adversely affected if our scallop crop is infected by flatworm.

Flatworms can be devastating, destroying all seed within 2 weeks.  Island Scallops has managed to minimize this problem and keep mortalities down by keeping the seed s in the pond a little longer so it becomes larger, making the time spent in the first net culture less.  We then move the seeds to a larger mesh net culture, which causes the flatworms to fall off and no longer pose a problem.  This husbandry technique alleviates the problem to a large degree.

Scallops raised in the open ocean are subject to a variety of predators that could adversely impact crop yield.

Starfish are a major predator of scallops, particularly in bottom culture.  If the hanging techniques are far enough from the bottom, even during extreme low tides, then this does is not problematic.   Since starfish and crabs have a free-swimming larval stage as part of their life cycle, it is possible that these larvae can land within the “grow-out” nets and metamorphose there.  Crabs, starfish, boring snails, certain species of fish, including the wolfish and cod can prey on scallops.

Our business would be adversely affected if a majority of our scallop crop experiences fouling.

Fouling is caused by settlement and growth of several organisms such as macroalgae, bryozoans, barnacles and mussels on the nets.  Heavy fouling of culture nets and scallops impedes growth of the scallops.  Since most fouling occurs in shallower waters, hanging scallops at deeper depths can reduce fouling. If culture systems are managed properly  fouling is not a problem.

Aquaculture can be subject to a variety of growing conditions that can adversely affect product growth and development.

Certain growing conditions and sea conditions can affect the quality and quantity of scallops produced, decreasing the supply of our products and negatively impacting profitability. Extreme wave actions tend to make scallops seasick.  In cases of extreme seasickness, scallops stop feeding and growth is reduced.  This may create mortality by weakening the scallops and making them susceptible to other problems and diseases.  Currently, the water leases owned by Island Scallops are located in areas where this will prove to be less problematic.  Additionally, if environmental conditions are unfavorable, growing conditions in the ocean can greatly inhibit scallop growth.  Generally this risk is mitigated by year-to-year variations in growing conditions.  However, we cannot guarantee that we will not be negatively affected , at least in the short term, if we experience poor growing conditions.

Increased mortality rates would adversely impact our business.

In general, increased mortality rates in juveniles are due to improper feeding and hatchery husbandry. Once scallops are introduced to the ocean, increased mortality rates are caused by the above factors as well as fluctuations in salinity and currents.  Given the location of Island Scallops’ current farming areas, the salinity and currents should not be problematic.  Mortality rates can also increase due to overcrowding problems.  In cases of extreme overcrowding scallops actually bite each other and their shells become damaged exposing their soft parts.

Improper ear hanging could lead to increased mortality rates.

By drilling a hole in the left anterior auricle and inserting a plastic fastener, or a-ge-pin, that is affixed to a rope, two scallops can hang next to each other on the down line.  Since the scallops are not confined or lying on their sides, the shells are more convex, resulting in a higher meat yield.  Since this technique relies on proper placement of holes within the scallop shells (specifically in the left anterior auricle, or byssal notch), mortalities can occur if these holes pierce both sides of the shell.

Business Risks

We will require additional capital to fund our current business plan.

Our success is dependent   on   future   financings. The   aquaculture or marine farming   industry   is a capital-intensive business, which requires substantial capital expenditures to develop and acquire farms and to improve or expand current production. Further, the farming of marine life and acquisition of additional farms may require substantial amounts of working capital.  We project the need for significant capital spending and increased working capital requirements over the next several years.  There can be no assurance that we will be able to secure such financing on terms, which are acceptable, if at all.  The failure to secure future financing with favorable terms could have a material adverse effect on our business and operations.

We are dependent on certain key existing and future personnel.

Our success will depend, to a large degree, upon the efforts and abilities of our officers and key management employees such as Mr. Saunders, Mr. Bruce Evans and Ms. Patti Greenham and Ms. Leslie Chapman.   The loss of the services of one or more of these or other key employees could have a material adverse effect on our operations. We currently maintain key man life insurance on Mr. Saunders for a value of $1,000,000.  We also have an employment agreement with Mr. Saunders.  We do not maintain key man insurance for, nor do we currently have employment agreements with, any of our other key employees.  In addition, as our business plan is implemented, we will need to recruit and retain additional management and key employees in virtually all phases of our operations.  Key employees will require a strong background in the marine aquaculture industry.  We cannot assure that we will be able to successfully attract and retain key personnel.

The fact that our directors and officers own approximately 71.76% of our capital stock may decrease your influence on shareholder decisions.

Our executive officers and directors, in the aggregate, beneficially own approximately 71.76% of our capital stock.  As a result, our officers and directors, will have the ability to influence our management and affairs and the outcome of matters submitted to shareholders for approval, including the election and removal of directors, amendments to our bylaws and any merger, consolidation or sale of all or substantially all of our assets.

Our acquisitions and potential future acquisitions involve a number of risks.

Our potential future acquisitions involve risks associated with assimilating these operations into our company; integrating, retaining and motivating key personnel; integrating and managing geographically-dispersed operations integrating the technology and infrastructures of disparate entities; and risks inherent in the husbandry and farming of marine species.

We may have difficulty competing with larger and better-financed companies in our sector.

In general, the aquaculture industry is intensely competitive and highly fragmented. Many of our competitors have greater financial, technical, marketing and public relations resources than we presently have. Our sales may be harmed to the extent we are not able to compete successfully against such seafood producers.

Contamination of our seafood would harm our business.

Because our products are designed for human consumption, our business is subject to certain hazards and liabilities related to food products, such as contamination.  A discovery of contamination in any of our products, through tampering or otherwise, could result in a recall of our products.  Any such recall would significantly damage our reputation for product quality, which we believe is one of our principal competitive assets, and could seriously harm our business and sales.  Although we maintain insurance to protect against such risks, we may not be able to maintain such insurance on acceptable terms and such insurance may not be adequate to cover any resulting liability.

Our business may be adversely affected by an oversupply sablefish.

The sablefish market is considered to be a high-end niche market, which is small.  It is also a high quality product that is very sensitive to volume.  A small increase in volume always brings upon an exaggerated reduction in market prices.  If British Columbian sablefish farms achieve their expected production, they will more than double the current supply of sablefish to the world market.  This increase in sablefish production could result in excess of supply over demand and could force fisheries to reduce, or maintain prices.

Our business may be adversely affected by certain environmental liabilities.

Currently Island Scallops is not required to have a Waste Management Permit.  In the future, this could be reviewed and Island Scallops could be required to apply for such a permit.  In such a case, Island Scallops may be “grandfathered” in its requirements.  Island Scallops is also anticipating that its’ tenures may be required to partake in a Canadian Environmental Review, although the tenures have recently been renewed for an additional 20 years, making it unlikely to have an impact.  However, should new environmental regulations be implemented or if existing regulations are interpreted differently, we could be adversely affected and as a result, our compliance costs could increase.

We may experience barriers to conducting business due to potential government regulations.

There are no competitors in the scallop farming business in British Columbia.  The United States will not allow the farming of the species farmed by Island Scallops in their waters, as this species is considered an "exotic".  It is unlikely that the Canadian government would decide to regulate this species like the United States does (as the Canadian government developed the technology) however if it does, there will be an adverse affect on Island Scallops.

Our business may be adversely affected price by volatility.

If market prices for Island Scallops’ products decrease, we will incur a loss of profits.  However, our operational costs will increase because we will have to produce the same quantity to meet the current demand, which will decrease profit margin.  This form of price volatility would be detrimental for Island Scallops.

Foreign exchange rates risks, political stability risk, and/or the imposition of adverse trade regulations could harm our business.

We conduct some of our business in foreign currencies.  Our profitability depends in part on revenues received in United States dollars as a result of sales into the United States.  A decline in the value of the US dollar against the Canadian dollar would adversely affect earnings from sales in the United States. As part of our plans to acquire other businesses we may expand our operations to other countries, operate those businesses in foreign currencies, and export goods from those countries.   Thus far, we have not engaged in any financial hedging activities to offset the risk of exchange rate fluctuations.  We may in the future, on an as-needed basis, engage in limited financial hedging activities to offset the risk of exchange rate fluctuations.  There is a risk that a shift in certain foreign exchange rates or the imposition of unforeseen and adverse political instability and/or trade regulations could adversely impact the costs of these items and the liquidity of our assets, and have an adverse impact on our operating results.  In addition, the imposition of unforeseen and adverse trade regulations could have an adverse effect on our exported seafood operations. We expect the volume of international transactions to increase, which may increase our exposure to future exchange rate fluctuations.

BUSINESS OF THE COMPANY

Overview

Our wholly owned subsidiary, Edgewater Foods International Inc., a Nevada Corporation, is the parent company of Island Scallops Ltd., a Vancouver Island aquaculture company. Island Scallops was established in 1989 and for over 15 years has successfully operated a scallop farming and marine hatchery business. Island Scallops is dedicated to the farming, processing and marketing of high quality, high value marine species: scallops and sablefish.  Scallop farming is relatively new to North America and Island Scallops is the only producer of both live-farmed Pacific scallops and live sablefish (or blackcod).  Given Island Scallops’ unique hatchery technology and extensive research and development, there is no existing competition for these marine species.   Island Scallops is committed to rapidly expanding production and profits while continuing to finance the aggressive growth of the company and maintaining a healthy respect for the marine environment.

Edgewater acquired Island Scallops in June 2005 through a tax free share exchange. Island Scallops was established in 1989 to commercialize Canadian government research on scallop aquaculture.  Island Scallops’ hatchery operations have diversified to produce other species of shellfish such as mussels, clams, geoducks and oysters. Island Scallops has also investigated the culture of halibut, spot prawn, sea urchin and abalone. Island Scallops is the first hatchery to successfully produce sablefish juveniles for commercial grow-out.

Currently, Island Scallops’ primary product is farmed pacific scallops for sale in the west coast of North America.  Island Scallops offers a variety of other products and services to the industry including aquaculture equipment, consulting, research and development, and custom processing and marketing.  Internationally, Island Scallops has collaborated with both Japanese and Moroccan fisheries interests.

Key Corporate Objectives

Our key business development objectives over the next 36 months are to:  expand scallops and sablefish production using both existing and new infrastructure at our facilities in Qualicum Beach, Canada, in a manner that we believe will allow us to reach annual sales of approximately US$41.6 million and earnings of approximately US$18.2 million by the end of 2008. We plan to implement this significant expansion through the following 7 initiatives:

•

Increase scallops sales from approximately US$500,000 per year to approximately US$5 million for the year ending 2006 using existing inventory.

•

Produce 15 million scallops for the 2006 harvest (which will begin in the fall of 2006)

 and implement planned scallop raising techniques that will greatly enhance sales & profitability growth in 2006 and beyond.

•

During 2006 and 2007, rapidly increase farm production with a projected minimum harvest of more than 30 million in 2007 and 60 million in 2008.

•

Produce 200 million scallop seeds in 2008, with a projected 2009 harvest of at least 100 million scallops.

•

Capitalize on the high demand for sablefish in foreign markets by entering into the blackcod market by 2006. Transition the marine fish operation from a small, solely juvenile production facility to full-scale onshore farming of sablefish (blackcod) by 2007.

•

Expand current distribution by establish ing new strategic relationships with 10-15 American fisheries importers in Seattle, Portland, San Francisco, San Jose, and Los Angeles in 2006.

Marketing and Distribution

Our marketing and distribution strategy for Island Scallops is focused on developing and maintaining long-term relationships with distribution channel members.  Island Scallops also strives to differentiate its products to achieve consistent supply and quality. Island Scallops believes the scallop market effectively functions as a commodity market and therefore, relationships with distributors are important. To develop these relationships, Island Scallops has identified key purchasing criteria for the distributors: price, quality and consistent farmed supply. In the short term, Island Scallops intends to adopt a pricing policy equal to the market wholesale prices. In other words, we do not intend to set any promotional or premium prices for either the whole or shucked product, but instead to sell our products at the market rate. This would mean Island Scallops’ products would compete on other factors, such as supply and consistent quality.

Over the long term, for the reasons noted below, Island Scallops wants to differentiate our products so that they can command premium prices. Freshness is an important factor for scallops since whole scallops only have a shelf life of approximately 7 days while shucked scallops remain fresh for up to 20 days. Due to this short shelf life, distributors try to offer the freshest products.  Island Scallops believes it is in a favorable position to supply fresh products to U nited States brokers/distributors, especially those located on the west coast where demand for the product is strong. Currently, these brokers/distributors are supplied with east coast North American scallops, which have several transportation-related delivery delays that decrease freshness.

Supply is another key factor where Island Scallops has a distinct advantage. Based on our planned increase in scallop production, we believe that Island Scallops will have a large quantity of scallops for sale. Therefore, a distributor would not have to out-source numerous suppliers, which costs time and money. This makes Island Scallops an attractive source for scallops, since we believe that we will be able to satisfy the demand of their distributors, which will save them time and money.

Island Scallops has also developed a unique live holding system for use in its distribution model and marketing plans.  This system allows Island Scallops to deliver live product directly to seafood suppliers and individual restaurants and retrieve unused products on a weekly basis.  Unsold product is then returned to Island Scallops for further processing and shucking for re-sale as shucked meat.  This not only minimizes waste, but also allows Island Scallops to maximize profits and adjust more rapidly to changing demand trends.

Current Products

Island Scallops currently focuses exclusively on aquaculture products and is not involved in wild fisheries.  All seafood products are produced in private hatcheries and grown on ocean farm sites.  Currently, the Pacific scallop is the only product that Island Scallops produces, grows, processes and markets.  Island Scallops also has produced a variety of other shellfish species including the Pacific oyster, European flat oyster, Manila clam, eastern blue mussel, Mediterranean mussel, rock scallop, geoduck clam and sea urchin, which were sold to third party shellfish farmers.

Island Scallops has been a leader in marine hatchery technology for the past 14 years.  Island Scallops has developed proprietary hatchery techniques for a number of marine species, most notably the hybridizing of the Pacific scallop and becoming the first company to produce commercial quantities of sablefish juveniles.   Both of these breakthroughs have required many years of research and considerable investment.  In the case of sablefish, which is a cold-water fish that spawns at depths of 800 - 2400 ft, a variety of techniques were required to successfully mature, spawn, incubate and rear the larvae.  In addition, there were technical difficulties associated with egg and yolk sac incubation (as well as larvae rearing and weaning) that were resolved using proprietary technology developed at Island Scallops.  Island Scallops was only able to reach its goal of commercial ly farming sablefish with over 8 years of dedicated research and s investment s of approximately US$2.4 million.

Scallop Overview

Island Scallops’ main product is the "Pacific scallop ", which is a hybrid of the imported Japanese scallop and the local weathervane scallop.  Between 1993 and 1999, Island Scallops developed this new scallop using Japanese scallops that were imported under quarantine in the early 1990’s.  This unique scallop is marketed as the Pacific scallop and is the largest scallop in the world, reaching sizes of 15 cm and 500 grams.  The scallop species farmed by Island Scallops, has a proven record of being disease resistant, with a 95% survival rate during the grow-out phase.  We have the necessary farming infrastructure to significantly increase our scallop production to 15 million scallops annually by the fall of 2006. Given the high worldwide demand for scallops, Island Scallops is poised to rapidly expand production and significantly increase revenues and earnings.

The Pacific scallop is sold live in four sizes, extra small, small, medium and large.  Pricing ranges from a low of US$1.20 per pound to $2.80 per pound for the larger sized scallops.  Previously, Island Scallops also produced shucked meats with or without roe.  However, due to the large demand and high value for live scallops, meat product was discontinued and  the focus switched to the sale of live scallops.

The basis for our anticipated scallop farming production increase is our shift from net culture to the Japanese method of "ear hanging". This method employs a small plastic pin, which attaches a pair of scallops to a vertical down line that is suspended from a horizontal mainline.  Each down line holds 250 scallops and each mainline holds 400 down lines for a total of 100,000 scallops per mainline. Each farm currently has between 20 and 50 main lines enabling production of between 2 and 5 million scallops per farm

.   Presently, our Baynes Sound tenures (farms) can accommodate more than eight million “ear-hung” scallops.  We are currently adding additional lines that will increase their capacity to more than 24 million scallops.  In addition, our large bottom lease, which is currently not producing any scallops, has the capacity to accommodate at least 30 million scallops.  See the Scallop Tenure Concessions section below.   The advantages of this method are improved growth rate, an increase in culture capacity per mainline (from 35,000 in nets to 100,000 ear hung) and most significantly, the rapid ease of harvesting.  Present harvesting rates are 5000 lbs per four man-days using nets as opposed to 8,000 lbs in one-man day.  This improvement in material handling allows for ease of processing and increased ability to access a larger live market.

Island Scallops is currently ear hanging 3.5 million scallops of which approximately 1.2 million scallops have been successfully ear hung as of June 1, 2005.  These scallops will be ready for harvest in the fall of 2005.   The hatchery production of juvenile scallops includes 10 million 3 mm scallop seed delivered to the ocean farms and nearly 50 million ready for delivery.  An additional 15 million scallop seed will be held at the onshore nursery for delivery to the farms in September.

As the only producer of cultured scallops on the west coast of North America, Island Scallops has the ability to supply fresh scallops (of a predictable quality and quantity) throughout the year.  Although the supply of scallops has fluctuated in the past, consumer demand has always absorbed the available supply. A primary factor for increased consumption is the increasing health consciousness among consumers. Scallops are low in saturated fats and cholesterol and high in protein.  All parts of the scallop body are edible; however, different parts tend to be consumed in different regions of the world.  In North America, the adductor muscle is traditionally the only part eaten, with the rest of the body discarded. In Europe, Australia and Tasmania, the adductor muscle is usually marketed and eaten with the gonad attached.  Japan utilizes the whole animal, and most of the product there is cooked in the shell prior to sale.  Any body parts not sold for human consumption can be used as bait, or in poultry feed and fertilizer. Marketed scallops generally take the following product forms:

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Whole-live (shelf life of seven days);

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Whole dried;

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Eviscerated whole;

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Shucked fresh (shelf life of about 15-20 days);

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Shucked frozen (shelf life of about a year); and

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Value added forms (smoked, breaded, canned).

The shucked product form is the most significant form for North American markets.  A whole-live product form is the most desirable from the aquaculturist’s point of view, as processing costs are minimal. Island Scallops has developed a market for whole live scallops, which exceeds 5,000 lbs. per week into Vancouver.  Our initial expansion plan envisions four major cities on the west coast (Seattle, Portland, San Francisco and Los Angeles) to consume 2,500 lbs. per week based on the successful Vancouver model.

Island Scallops currently distributes through specialty wholesalers with particular expertise in selling to restaurants. In Vancouver these include but are not limited to Albion Fisheries, Tri-Star Seafood Supply, Pacific Rim Shellfish, Sea World Fisheries and Teamway Fisheries.  As we expand our distribution, we will continue to focus on specialty wholesalers with strong ties to major restaurants.

The most predominant scallop production in North America comes from the offshore fishery located on the Georgia Band on the east coast. Large American and Canadian fishing companies dominate the fishery ..  The majority of the product is shucked aboard ship then supplied to primarily frozen to seafood processors onshore.   The processors then distribute the product to various restaurants, retail outlets and seafood brokers.

Sablefish (Blackcod) Overview

Sablefish (Anoplopoma fimbria), often called blackcod although not a member of the cod family, is an elongate fish with two dorsal fins and an anal fin similar to and opposite the second dorsal fin.  Adults are black or greenish gray; usually with slightly paler blotches or chainlike pattern on upper back.  At 30-61 cm in size they are often greenish with faint stripes on the back.

Sablefish inhabit shelf and slope waters in depths of greater than 1,500 meters, from Baja California to the Aleutian Islands and the Bering Sea.  The larger populations of sablefish are centered in northern B.C. and the Gulf of Alaska.  Adults favor mud bottoms and feed on benthic invertebrates, squid and numerous fish species.  In turn, they are prey for halibut, lingcod, hagfishes and marine mammals such as sea lions.  In addition, killer whales have been known to take sablefish from long line gear as it is being retrieved.

Sablefish spawn from January to March along the continental shelf at depths of 250 to 750 meters.  Fecundity ranges from 60,000-200,000 eggs up to one million eggs for a 102-cm fish.  Larval sablefish are found in surface waters over the shelf and slope in April and May.  Juveniles are highly migratory with significant movement from nursery areas in northern B.C. to the Gulf of Alaska and the Bering Sea.  Sablefish move to deeper waters as they mature.  Growth is rapid with sizes at maturity reaching 52-61 cm for five-year-old males and 58-71 cm for five-to-seven year old females.  Sablefish growth appears to be rapid for the first three-to-five years and slow asymptotically thereafter.  Annual natural mortality of adults has been estimated to be about 10 percent.

Island Scallops plans to raise sablefish onshore using shallow ponds or above ground tanks.  This system has been successful in Texas for the culture of catfish.  Tests have shown that sablefish prove to be very hardy when grown in ponds and have the added advantage of being parasite free.  Wild sablefish carry a parasite that does not allow the fish to be eaten raw.  (All wild product is frozen.)   Island Scallops has already demonstrated the feasibility of onshore sablefish farming and plans to quickly expand production to at least 1,000,000 sablefish in 2006, with production planned to increase by at least 500,000 annually.

Over the past eight years, Island Scallops has also developed proprietary hatchery technology for the production of sablefish juveniles .. We believe that sablefish will be the next species, after salmon, for successful large-scale commercial farming.  Sablefish, which is a premium-quality whitefish with a delicate texture and moderate flavor, is an ideal substitute for Chilean sea bass (currently over-fished in all oceans).  The hatchery infrastructure is in place to produce 100,000 juvenile sablefish.

Given the current undersupply of sablefish, we plan to begin sablefish production and rapidly expand into both ocean and onshore farming of sablefish. To date, Island Scallops has marketed a limited number of live sablefish into the Vancouver market.  Initial response has been excellent for a small 1-kilogram live sablefish (~$11/kg).  The Island Scallops’ sablefish competes very favorably with the live rockfish market.

To capitalize on Island Scallops’ breakthrough sablefish hatchery technology and our existing juvenile production capabilities, we plan to expand our existing blackcod production capabilities.  We plan to construct a new blackcod hatchery consisting of the following:

•

An expanded brood Stock facility with larger capacity to hold the various families of selected strains of blackcod.  This new facility will incorporate a new state-of-the-art water treatment system.

•

An improved incubation and larval rearing facility incorporating proprietary improvements in tank design and seawater systems.

•

An upgraded zooplankton culture facility with improved handling and enrichment techniques.

•

An expanded and improved juvenile rearing facility incorporating proprietary recirculation system designs.

As production and sales increase, Island Scallops will continue to expand its production capability by constructing an onshore tank farm consisting of large and small ponds and tanks complete with associated recirculation systems.  This onshore facility will be used to augment our juvenile rearing area and will house and grow juvenile fish.

At the present time, worldwide “non-farming” sablefish catches are struggling to meet the worldwide demand according to DFOWeb, NPFMCWeb and Pacific Fishery Management Council Website

. Currently, there are only two hatchery facilities Island Scallops Ltd. and Sablefin Hatcheries Inc. that have produced sablefish juveniles. Current production is only approximately 100,000 juvenile per year.   Based on our analysis of present market conditions, increasing worldwide hatchery production tenfold (to roughly 1 million 3 kilo sablefish) would fill less than 10% of the current world demand shortfall. Although Island Scallops’ expanded blackcod facilities are expected to reach a production of 3 million sablefish within the next 4 years, this will fill less than 30% of the overall shortfall.  The economic potential for sablefish is therefore considerable. Given these market conditions and opportunities, Island Scallops decided in 1996 to pursue the development of hatchery technology and is now poised to exploit the farming of this species by developing offshore and onshore sablefish farms.   Our goal is to produce a 2006 class of 1 million sablefish with a harvest beginning in October 2006 that produces revenue of more than US$10 million (approximately $2.7 million in 2006).

Other Products

In the past Island Scallops has sold a variety of shellfish larvae and seed to both international and local customers.  Sales included two species of mussels, manila clams, geoduck clams, oysters, abalone and sea urchins.  Island Scallops has established suppliers of aquaculture equipment in Japan and China and supplies nets, ropes, floats, and processing equipment into the British Columbia industry.  Currently, Island Scallops is focused exclusively on scallops and blackcod sales.

General Fisheries Market Overview

The worldwide market for farmed marine species continues to grow. According to a personal communication from the National Marine Fisheries Service, Fisheries Statistics Division, Silver Spring, MD, i n British Columbia alone, farming production increased from US$44.56 million in 1988 to US$190.24 million in 1998

.  Although significant growth occurred in salmon farming and little or no growth occurred in shellfish (oyster) farming, recent problems within the salmon industry are causing some salmon farming interests to turn towards shellfish.  Island Scallops can only benefit from this recent trend towards shellfish, as training farmers in correct husbandry would only add another revenue stream.

The majority of the world’s current scallop production comes from three species of scallops : the Japanese scallop, the sea scallop and the king scallop.  The Chinese scallop is also selling well, but FDA inspections of China facilities found that the conditions and hygiene were issues as hatcheries were highly polluted.   There has also been a fishery boom on the east coast of Canada and the United States with the Digby or sea scallop.

In the United States, consumption of scallops exceeded 64 million pounds in 2002.    Various communications between Island Scallops personnel and the National Marine Fisheries Service, Fisheries Statistics Division, Silver Spring, MD and analysis of data from the Fisheries Statistics & Economics Division of the National Marine Fisheries Service (NMFS) website for annual landings of commercial fisheries ( http://www.st.nmfs.noaa.gov/st1/commercial/index.html ), tell us that this represented a per capita consumption of 0.22 pounds, with a dollar value of US$342 million

.  After shrimp, scallops represent one of the most popular shellfish products in the United States

.  In general, per capita consumption of seafood in the United States has remained steady over the last six years ranging from 15.2 to 16.2 pounds per annum

.   Based upon Robert Saunders’, our chairman and president, communications with the National Marine Fisheries Service, Fisheries Statistics Division of Silver Spring, MD, and personal observations, g iven consumers' growing preoccupation with healthier foods and the increasing availability of seafood (due to the recent successes in aqua farming and improved distribution channels), industry analysts expect per capita consumption to continue to increase

.

Shifts in North American shellfish market trends from shucked to live in shell products can be seen in the oyster markets.  Within the last 5 years , we have seen a significant trend away from shucked oyster meat to live in the shell product in the Pacific Northwest due to the demand for fresh high quality product s

. We believe that once a live in the shell product is readily available within the scallop market, a shift from frozen scallop meat to fresh in shell product will also occur.

Property and Equipment

Island Scallops main office and hatcheries are located on the east side of Vancouver Island in the town of Qualicum Bay.  The shellfish hatchery and processing facilities are housed in a 930 square meter building.  A 600 square meter sablefish hatchery is also located at this site. Corporate scallop farms are situated along the east and west coasts of Vancouver Island.  These facilities represent the largest private marine research hatchery and the first fully integrated shellfish producer in Canada.

Island Scallops has a total of seven farm sites for scallops. Three scallop farms are located in Baynes Sound, 25 minutes north of the main facility. These farm sites total 87 acres and are capable of producing at least eight million scallops annually. Approximately 30% of the farm area is currently being farmed. An additional bottom tenure of 926 acres is located 10 minutes north of the main facility and is capable of producing at least 30 million scallops annually.  One farm site on the west coast of Vancouver Island near Tofino is capable of producing at least six million scallops , although that site is currently under-developed.

Island Scallops currently holds three tenures (shellfish tenures are government-granted rights that allow use of offshore waters to cultivate shellfish)

 in Baynes Sound

, one large bottom tenure just south of Baynes Sound and one on the west coast of Vancouver Island near Tofino as shown in the below table. Baynes Sound, the marine waterway situated between eastern Vancouver Island and the western shore of Denman Island, is considered the most productive and highly utilized shellfish growing area in coastal British Columbia.  The area supports extensive beach culture (manila clams and oysters) as well as deepwater culture that produces oysters, scallops and some mussels.

Common Site Name	Lands File No.	Areas	Type
Denman	1406063	14.28	Deepwater
Hindoo Creek	1406664	49.2	Deepwater
Deep Bay	1406711	18.5	Deepwater
Tofino	1406061	9.6	Deepwater
Bowser	1407517	926	Bottom lease

The three Baynes Sound tenures (Denman, Hindoo Creek and Deep Bay) and the Tofino tenure offer unique features, which will add additional value to these properties. These include the split of tenures between east and west shores of Baynes Sound as well as the east and west coast of Vancouver Island, allowing continual accessibility to shellfish despite managed closures (harvest restrictions) due to incidental water quality or Paralytic Shellfish Poisoning (PSP or red tide). The seasonal closures caused by short-term bacteriological contamination related to rainfall and upland bacterial sources, are limited to the western shore of the Baynes Sound and thus to only two of the three tenures retained by Island Scallops. The result of having operating tenures on both sides of the Baynes Sound ensures that product can be continually harvested despite closures that may occur within this management area.

Our Baynes Sound tenures can currently accommodate more than eight million “ear-hung” scallops.  We are currently adding additional main and down lines that will increase their capacity to more than 24 million scallops in the near future.  In addition and as previously noted, our large bottom lease (which was seeded in 1999 and 2000 with 10- 20 million 3mm scallops that have yet to be harvested and whose potential yield is to date undetermined) has the capacity to accommodate at least 30 million ear hang scallops and possibly more than 50 million scallops without any increase in its present footprint.

As such, our current tenures have the capacity to easily accommodate 50 and 70 million “ear-hung” scallops.   Once approved, the proposed expansion of the footprints of our existing tenures should easily accommodate increasing scallop harvest of 2009 and beyond.

Island Scallops’ location is a distinct advantage for producing marine species.  The waters off British Columbia are pristine and unspoiled by large populations or major industries.  The close proximity to major western cities allows us to effectively put our products into the hands of the consumer within 24 hours.

The source of our raw material comes from our own hatchery brood stock.  In the case of the Pacific Scallop , we have been selectively breeding this species for superior growth and survival for the past 14 years.  The breeding program has produced a vigorous, rapid growing, disease resistant scallop with exceptional meat yield.  In the case of sablefish we have been selecting fast growing fish for the past 5 years, these display a high degree of domestication. The spawning season has been extended for both of these species allowing for juvenile production almost year round.  This ability to hold seed stock and select superior strains gives Island Scallops an advantage in the industry.  It also allows Island Scallops to tailor its production to varying seasonal and market demands.

Regulatory Environment

There are a limited number of regulations that restrict the fishing, distributing or purchase of scallops in Canada and the U nited States.   Therefore, the country of origin makes little difference for the pricing or demand of scallops. The United States is the exception to the rule.  The vast majority of U nited S tates brokers/distributors soak or dip their scallops in sodium tripolyphosphate (STPP), thereby, enhancing the weight of the product by reducing the rate of fluid loss.  Scallops treated this way are referred to as processed scallops.  Over soaked scallops can shrink as much as 30 percent when cooked, have little taste, and develop a rubbery texture. However, there is a growing segment of the consumer market that demands unprocessed, natural scallops.  These people address consumer concerns about chemical food additives and want to avoid the risk of purchasing an over soaked product.  Island Scallops only sells natural scallops and will not permit its brokers/distributors to process scallops, which guarantees its’ customers a high quality product.

A further limitation to market supply is paralytic shellfish poisoning (PSP) or "red tide". PSP is a toxin generated by plankton (scallops' food) at particular times of the year, most noticeably during the early fall. The toxin is passed to the scallop when plankton is digested, but the toxin does not harm the shellfish. However, the shellfish containing the toxin can be harmful to humans who consume it. Although only a limited number of human deaths caused by red-tide poisoning have been reported, the public announcement of red tide has a devastating effect on most shellfish sales. The exception is scallop meat, because the adductor muscle of the scallop does not concentrate the toxin; shucked scallops are safe to eat at any time of the year. Nevertheless, public perception could still influence demand over short periods of time. To monitor for PSP, the federal Fisheries Inspection Branch constantly monitors samples of shellfish production and wild shellfish populations.

Competition

Fisheries Industry in General

Island Scallops is in the farmed seafood business.  The main concentration of marine farming in British Columbia has traditionally been in the salmon sector.  The salmon farming business has developed into a mature industry dominated by Norwegian farmers.  Due to the world oversupply of farmed salmon, this industry has become very competitive, with pricing near the break-even level.  The rest of the British Columbia marine farming sector is in the shellfish industry, mainly in oysters and Manila clams and more recently mussels.  Although this sector is rapidly expanding, it accounted for approximately US$16 million in British Columbia in 2002 , according to the British Columbia Shellfish Growers Association website

.  Given Island Scallops’ expertise and significant research and development experience, we believe that there is little or no direct competition in the farming of scallops or farmed sablefish.

Scallops

There are no significant direct competitors in the scallop farming business in British Columbia.  The United States will not allow farming this species in their waters, as this species is considered "exotic".  Although scallop farming is a very significant industry in Japan and China, only frozen shucked scallops are currently sold into North America from these countries. Recent examination by the U nited States  and Canadian Food Inspection authorities of the growing waters in China resulted in reduced exporting due to high levels of pollution.

Island Scallops is the only hatchery, outside of China, that has successfully produced the Japanese scallop, and the only company that has successfully, hybridized the weathervane and the Japanese scallop. Island Scallops is uniquely positioned as the sole producer of live Pacific Scallops in North America. There currently are no other hatcheries that we are aware of that are capable of producing this unique breed.  Although a large commercial scallop fishery exists on the east coast of North America, the majority of the scallops are shucked at sea with only limited quantities sold live. These scallops are sold as "Digby scallops". A number of companies have attempted to grow the bay scallop and the sea scallop on the east coast, but these companies have only achieved limited success.

The primary British Columbia participants in scallop farming are Island Scallops joint venture farmers or independent scallop farmers, which receive their supply of seed scallops solely from Island Scallops. These farmers are chronically underfinanced and are generally able to purchase and grow less than 300,000 scallops per farm.  Island Scallops is uniquely positioned to rapidly expand these farms (up to six farms) under an exclusive farming and marketing contract.  Three joint venture farmers are currently farming scallops and receive free scallop seed, technology and support for a 12% royalty on the harvest and exclusive marketing of their product through Island Scallops.

Due to its large size and small count per pound, the sea scallop is the prime competitor in the U nited States market. The fishery for this scallop is located primarily on the North American east coast, in particular Georges Bank off New England and the Maritime provinces. This is a limited opportunity fishery, with actual fishing time being dictated by sea and other environmental conditions.

Sablefish

Island Scallops is currently the only hatchery to produce quantities of juvenile sablefish.  These fish were sold to five commercial salmon farming facilities and the fish have been marketed successfully.  At the present time, due to disease and pricing difficulties in the salmon farming industry, little demand for a new species has materialized.  Although two marine fish hatcheries have been constructed in British Columbia, neither has successfully produced large quantities of sablefish.   The first facility, located in Cedar, has yet to produce sablefish juveniles for sale. The second facility on Saltspring Island is mired in controversy, has produced only limited numbers of juveniles and does not plan on farming sablefish but rather (we believe) intends to remain solely a juvenile producer.

Island Scallops is the only company that supplies sablefish hatchery-produced juveniles for the ocean-farming sector.  We believe Island Scallops can initially expect to control the farming of sablefish for the next two-to-four years.  The farming of sablefish is still in its infancy and only limited production has occurred.

This limited production is not a matter of biological barriers but rather a lack of interest by the major producers to venture into a new marine species.  Alaska sablefish fishermen have expressed interest in farming sablefish and the Sablefish Association of Alaska has voted unanimously to start farming sablefish in southern Alaska.  Island Scallops has been in discussion with this association and has been told that due to "anti-aquaculture" policy in Alaska, it is very unlikely that any farming will occur in the near future.

Washington State contains two parties interested parties in sablefish farming.  The first is the Makah Tribe and the second is a private company, which is trying to obtain farming permits in Port Angeles.  These parties have made inquiries to Island Scallops for juvenile sablefish.  However, to date, no orders have been placed.

The main industry participants in the sablefish-farming sector are two Norwegian salmon farming operations (Omega Salmon Group and Pacific National Group) and two small independent salmon farmers (Totem Sea Products and Target Marine).  Each of these farms have successfully raised and marketed Island Scallops produced sablefish.  The majority of these fish were marketed through Calkins and Burke, as live fish into the

Vancouver market.   At the present time due to financial difficulties in the Atlantic salmon farming industry, no sablefish juveniles were sold in 2004.

MANAGEMENT

Directors, Executive Officers, and Advisors

The following table and text set forth the names and ages of all directors and executive officers of Heritage immediately following the Share Exchange. The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders, which is anticipated to be held in Spring of 2006, and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. To date we have not had an annual meeting.  Except as disclosed herein, there are no family relationships among directors and executive officers. Also provided herein are brief descriptions of the business experience of each director, executive officer and advisor during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name

Age

Position

Robert Saunders                                   53

Chairman, CEO and President

Douglas C. MacLellan                         49

Vice Chairman

Mark H. Elenowitz

Director

Robert L. Rooks

 51

Director

Ian Fraser

 45

Director

Montgomery Frank Simus

Director

Michael Boswell

 35

Director, Acting Chief Accounting Officer

Bruce Evans

  52

Farm Manager

Kristina M. Miller

Chief Scientific Advisor

Robert Saunders, Chairman, CEO and President.

Mr. Saunders has directed all research and development efforts at Island Scallops since its establishment.  After studying for his B.Sc. at the University of British Columbia in the early 1970's, Mr. Saunders has worked exclusively in the aquaculture research and development field.  His efforts have primarily involved designing and implementing innovative culture technology and methods for new aquaculture species in British Columbia.  Mr. Saunders has direct experience with managing projects similar to the type proposed, such as developing the hatchery technology for producing the Japanese scallop and the development of sablefish aquaculture.

Douglas C. MacLellan, Vice-Chairman.

Since May 1992, Mr. MacLellan has been President and Chief Executive Officer of the MacLellan Group, Inc., a privately held business incubator and financial advisory firm. Since 2002, Mr. MacLellan has been Vice Chairman and Director of AXM Pharma, Inc. (AMEX; AXJ). Mr. MacLellan is also a member of the board of directors and chairman of the audit committee of AMDL, Inc. (AMEX: ADL), a publicly held biotechnology firm.  From March 1998 through October 2000, Mr. MacLellan was the co-founder and a significant shareholder of Wireless Electronique, Ltd., a China-based telecommunications company having joint venture operations with China Unicom (NASDAQ: CHU) in Yunnan, Inner Mongolia and Ningxia provinces.  He is also a co-founder and, since May 1997, has been a director of Datalex Corporation, a Canadian-based legacy software solution provider. From November 1996 to March 1998, Mr. MacLellan was co-Chairman and an Investment Committee member of the Strategic East European Fund.  From November 1995 to March 1998, Mr. MacLellan was President, Chief Executive Officer and a Director of PortaCom Wireless, Inc., a company engaged as a developer and operator of cellular and wireless telecommunications ventures in selected developing world markets.  Mr. MacLellan is a former member of the board of directors and co-founder of FirstCom Corporation (NASDAQ: FCLX), an international telecommunications company that operates a competitive access fiber and satellite network in Latin America, which became AT&T Latin America (NASDAQ: ATTL) in August 2000.  During 1996, he was also the Vice-Chairman of Asia American Telecommunications (now Metromedia China Corporation), a majority-owned subsidiary of Metromedia International Group, Inc. (AMEX: MMG). Mr. MacLellan was educated at the University of Southern California in economics and finance, with advanced training in classical economic theory.

Mark H. Elenowitz, Director.

Mr. Elenowitz is a co-founder and managing director of the TriPoint family of companies. He is responsible for the overall corporate development of the firm and assisting our clients with high-level financial services and general business development. From September 2001 to March 2002, Mr. Elenowitz was a Director and President of Image World Media, Inc. (Pink sheet: IMWI), an international media company specializing in the production and distribution of various media content for worldwide distribution across multiple media platforms, such as traditional television, film and the Internet.  From February 1998 to October 2001, Mr. Elenowitz was Co-Chairman and Managing Director of GroupNow!, Inc., a financial consulting firm. In this role he was responsible for the company’s overall corporate development and corporate finance. Mr. Elenowitz integrates a strong, successful entrepreneurial background with extensive financial services and capital markets experience. He is also the senior managing director of Investor Communications Company, LLC (ICC), a national investor relations firm he founded in 1996. Through ICC, Mr. Elenowitz has developed ongoing relationships with other investment banking firms, market makers, and analysts. Mr. Elenowitz has worked with over 30 publicly traded companies providing financial consulting and strategic planning services and currently is a board member of AXM Pharma (AMEX: AXJ). Previously, Mr. Elenowitz held Series 7 and 63 licenses as a broker, and held a Series 24

license (Branch Manager) at regional brokerage firm and also served as Vice President of Sales at NYSE member firm.   Mr. Elenowitz is the recipient of several entrepreneurial awards. He is a graduate of the University of Maryland School of Business and Management, with a Bachelor of Science in Finance.

Dr. Robert L. Rooks, Director.

Dr. Robert L. Rooks has been Chief of Staff of All Care Animal Referral Center (ACARC) in Fountain Valley, California, since 1990.  ACARC is the largest strictly referral veterinary center in the U nited S tates ..  Dr. Rooks has a staff of over 20 veterinarians in the areas of surgery, critical care, internal medicine, oncology, dentistry, radiology and neurology.  Their services include 24-hour critical care/emergency service, MRI and CT scans, color-flow Doppler ultrasounds, hyperbaric oxygen therapy, a complete orthopedic program including total hip replacements and joint reconstruction, cobalt radiation therapy, a complete neuro-diagnostic service, a kidney transplant program and a physical rehabilitation department and much more. He is the published author of over 100 journals, magazine and newspaper articles.  Dr. Rooks is also the author of the book “Canine Orthopedics” published in 1997 by Howell Bookhouse. Dr. Rooks completed his undergraduate studies at Iowa State University in 1978.  He graduated from the College of Veterinary Medicine at Iowa State.  Dr. Rooks received his Masters Degree as well as completed his surgical residency at the University of Illinois in 1981.  He is a Diplomat of both the American College of Veterinary Surgeons and the American College of Veterinary Practitioner.

Ian Fraser, Director.

 Since 1997, Mr. Ian Fraser has been President of Fraser Yacht Sales Ltd., a successful Yacht Brokerage located in Vancouver, B.C.  Prior to establishing Fraser Yacht Sales Ltd., Mr. Fraser gained experience in sales and marketing both nationally and internationally as a yacht broker for two top brokerage houses in Vancouver. Previously, Mr. Fraser was worked as an advertising sales executive with Naylor communications from 1988 to 1990 and learned valuable communication skills while working with numerous trades including the Truck Logger's association, the I.W.A of America, and the B.C. Construction industry. He also operated as a commercial fisherman on the West coast working on commercial salmon fishing boats for the B.C. Packer Corporation over a 4 year period and gained valuable knowledge of the coastline of Vancouver Island and along the mainland from Victoria to the Queen Charlotte Islands.  Mr. Fraser also acquired sea time and commercial shipping skills while working on the deck department of the B.C. Ferry Corporation based out of Horseshoe Bay during his early professional career and during the summer months while attending school in the early 1980s.  Mr. Fraser also competes internationally on ocean racing yachts and has crossed the Pacific and sailed up and down the coast to Mexico on numerous occasions while racing and delivering racing yachts as captain. Mr. Fraser studied Business Administration at Simon Fraser University and Capilano College graduating with a diploma in Business Administration.

Mr. Montgomery Frank Simus, Director.

Mr. Simus has a unique combination of information and communications technology expertise and international business development and team-building experience, including more than nine years of experience working in Central and Southeast Asia.  Since August 2002, he has been President, CEO and founder of Golden Asia Ventures, a management consultancy that focuses on strategic business and technology investments partnerships between Asian and North American organizations.  Mr. Simus is also a board member of AXM Pharma (AMEX: AXJ).  From 2001 to 2002, Mr. Simus was a Vice President at CEM Investments, where he focused on early-stage commercial and residential real estate and mezzanine financing opportunities.  Prior to CEM Investments, he worked as an Alliance Manager in the Institutional Business Development Group at Financial Engines, Inc. from September 1999 to January 2001.  Before joining Financial Engines, Inc., Mr. Simus held a variety of technology and finance related positions with various international firms, including AES Corporation, Lehman Brothers Asia Limited (Hong Kong), Hong Kong and Shanghai Banking Corporation Limited (Hong Kong), Oracle Corporation and EDS Limited.  Mr. Simus also previously managed the implementation of a multi-million dollar international aid project portfolio focused on telecommunications, aviation, and parastatal reform for the United Nations Development Program in Kenya.  He graduated from Harvard University’s John F. Kennedy School of Government with a Masters Degree in Public Policy focused on International Development.  He has a BA in History from Yale University and is functional in French, Mandarin Chinese and Russian.

Michael Boswell, Director and Acting Chief Accounting Officer.

Mr. Boswell is a co-founder and member in TriPoint Capital Advisors, LLC, a boutique merchant bank focused on small and mid-sized growth companies and a co founder of the TriPoint family of companies. Mr. Boswell provides high-level financial services to start-up businesses and small to mid-sized companies. Prior to the founding of TriPoint, Mr. Boswell had a number of executive positions focusing on business development and management consulting. Mr. Boswell also spent eight years as a senior analyst and/or senior engineer for various branches of the United States Government. He earned a MBA from John Hopkins University and a BS degree in Mechanical Engineering from University of Maryland.

Bruce Evans, Farm Manager.

Mr. Bruce Evans has been involved in shellfish production since 1985. He successfully established an oyster business, employing methods of long-line and beach culture production.  That business is still in operation today, producing 7,000 gals of shucked oysters annually and employing 3 full time people and 4 part time people.  He moved to Island Scallops in 1989.  Mr. Evans was responsible for securing the leases from the Provincial government for this scallop grow-out project. He built the established long-line systems that currently produce scallops for Island Scallops.  Mr. Evans worked with a Japanese scallop farmer for two years in B.C. and spent a month working on highly acclaimed scallop farms in Japan.  Mr. Evans has BS in Marine Biology from the University of Victoria.

Dr. Kristina M. Miller, Chief Scientific Advisor.

Dr. Miller is currently Head of the Molecular Genetics Section in the Pacific Region for the Department of Fisheries and Oceans, Canada (DFO).   She has been a research scientist at DFO since obtaining her PhD in Biological Sciences from Stanford University in 1992.  The Molecular Genetics section she oversees contains a staff of 26, including scientists, biologists, computer analysts and research technicians.  Dr. Miller conducts research on the genetic composition, adaptation, immunity and physiology of wild and domesticated fish and shellfish species using both molecular and genomic approaches.  She has been a leader in the development of molecular technologies to aid in the conservation and management of aquatic resources.  In the past 10 years, she has published over 40 scientific peer-reviewed journal manuscripts, and her group has been the focus of numerous magazine and newspaper articles.  Dr. Miller brings a strong scientific component to the management of Edgewater Foods, and she will serve as Chief Scientific Advisor.  In addition to her PhD, Dr. Miller received a BSc in Zoology from University of California, Davis in 1983, an MSc in Biology from University of British Columbia in 1986.  Dr. Miller  is Robert Saunders, our Chairman, CEO and President’s wife.

EXECUTIVE COMPENSATION

During the last three completed fiscal years, we did not pay our chief executive officer or any of our executive officers any cash or stock compensation for their services.

Board of Directors

Our directors who are employees do not receive any compensation from us for services rendered as directors. We have not yet determined what consideration our outside directors will receive for their service on our Board, however, we currently anticipate that they will be compensated for their service and will receive additional compensation for serving on our board committees and/or for serving as Chairman of such committees. Additionally, although we do not currently provide stock based compensation to our outside directors, in the future we may grant outside directors incentive-based stock compensation.

Board Committees

We currently have five committees appointed by our Board of Directors:

•

Audit Committee, which is comprised of Douglas MacLellan (Chair), Robert Rooks and Montgomery Simus.

•

Finance Committee, which is comprised of Mark Elenowitz (Chair), Douglas MacLellan and Robert Saunders.

•

Compensation Committee, which is comprised of Ian Fraser (Chair), Mark Elenowitz and Doug MacLellan.

•

Disclosure Committee, which is comprised of Douglas MacLellan (Chair), Robert Saunders and Michael Boswell.

•

Nominating Committee, which is comprised of Robert Saunders (Chair), Douglas MacLellan and Robert Rooks.

Employment Agreements

In June 2005, we entered into an employment agreement with Robert Saunders, our Chairman, CEO and President.  Mr. Saunders will serve at the pleasure of the Board of Directors.  Mr. Saunders compensation will be $60,000 (USD) per annum for his services as our President.  Following the receipt of at least $5,000,000 (USD) min outside funding, Mr. Saunders will receive an additional $10,000 per month for his services as Chairman and, thereafter, $20,000 per month provided that we achieve gross revenues of at least $20,000,000 (USD) for our most recent fiscal year and continuing as long as we maintain gross revenues of at least $20,000,000 (USD) for each successive fiscal year.  If we fail to achieve gross revenue of $20,000,000 (USD) in a successive fiscal year, Mr. Saunders compensation as Chairman shall be reduced to $10,000 (USD) per month.  Additionally, we agreed to grant Mr. Saunders a signing bonus of $150,000 (USD) to be paid upon the closing of at least $3,500,000 in new third party financing.

Stock Option Plans

We do not currently have any stock option or incentive plans.

SECURITY OWNERSHIP OF DIRECTORS

AND MANAGEMENT

As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended, as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose of or direct the disposition of) with respect to the security through any contract, arrangement, understanding, relationship or otherwise, subject to community property laws where applicable.

Following the Share Exchange, we had a total of 20,585,400 shares of common stock , which are the only issued and outstanding voting equity securities of Heritage Management Corporation.

The following table sets forth, as of the date immediately following the Share Exchange: the names and addresses of each director and executive officer, the number of shares our common s tock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of our common stock and preferred stock , except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage Of Voting of Securities (1)
Robert Saunders Chairman, President and CEO 5552 West Island Highway Qualicum Beach, British Columbia Canada V9K 2C8	10,300,000	50.04%

Douglas C. MacLellan Vice Chairman 8324 Delgany Avenue Playa del Ray, CA 90293	1,040,000	5.05%

Mark Elenowitz Director 400 Professional Drive Suite 310 Gaithersburg, MD 20879	1,240,000 (2)	6.02%

Dr. Robert Rooks Director 912 Pine Avenue Huntington Beach, CA 90293	300,000	1.46%
Ian Fraser Director 3056 West 2nd Avenue Vancouver, British Columbia Canada V6T 1E9	800,000	3.89%
Montgomery Simus Director 558 Coventery Drive Nutley, NJ 07110	150,000	0.73%

Michael Boswell Director and Acting Chief Accounting Officer 400 Professional Drive Suite 310 Gaithersburg, MD 20879	940,000 (3)	4.57%
All directors and officers as a group (7 persons)	14,770,000	71.76%

________________

(1)

All Percentages have been rounded up to the nearest one hundredth of one percent.

(2)

Mr. Elenowitz is a one hundred (100%) percent shareholder of MHE, Inc., which owns 20,000 shares of our voting stock.  Additionally, MHE, Inc. is a forty percent (40%) member of TriPoint Capital Advisors, LLC, which owns 3,000,000 shares of our voting stock. Mr. Elenowitz owns 20,000 shares of our voting stock directly.  Therefore, Mr. Elenowitz beneficially owns 1,240,000shares of our voting stock.

(3)

Mr. Boswell and his wife jointly own Invision, LLC, which owns 40,000 shares of our voting stock.  Additionally, Invision, LLC. is a thirty percent (30%) member of TriPoint Capital Advisors, LLC, which owns 3,000,000 shares of our voting stock. Therefore, Mr. Boswell beneficially owns 940,000 shares of our voting stock

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

AND RECENT SALES OF UNREGISTERED SECURITIES

Certain Relationships And Related Transactions

None

Recent Sales of Unregistered Securities

To accomplish the Share Exchange with Edgewater, we issued an aggregate of 19,000,000 shares of common stock in exchange for all of the issued and outstanding capital stock of Edgewater.  The shares were issued to 17 accredited investors pursuant to the exemption from registration under Section 4(2) of the Securities Act for issuances not involving any public offering.

DESCRIPTION OF SECURITIES

A majority of our Shareholders has consented in writing to change our Articles of Incorporation to increase o ur authorized capital to 50 ,000,000 shares of common stock, $0.001 par value per share and 10,000,000 shares preferred stock with $.001 par value per share ..    Upon filing of these amendments to our Articles with Nevada, our capital stock will have the following rights and preferences.

Common Stock

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.  The holders of common stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors, in its discretion, from funds legally available therefore.  Upon liquidation or dissolution, the holders of our common stock are entitled to receive, pro rata, assets remaining available for distribution to stockholders.  The common stock has no cumulative voting, preemptive or subscription rights and is not subject to any future calls.  There are no conversion rights or redemption or sinking fund provisions applicable to the shares of common stock.  All the outstanding shares of common stock are fully paid and nonassessable.  There are no provisions in our Articles of Organization or Bylaws that would delay, defer or prevent a change in control.

Preferred Stock

Our Board of Directors will be authorized, without further action by the shareholders, to issue, from time to time, up to 10,000,000 shares of preferred stock in one or more classes or series.  Similarly, our Board of Directors will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock.   Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date of this filing, we have not issued any of our preferred stock.

It is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until our Board of Directors determines the specific rights of the holders of any series of preferred stock.  Our Board of Director’s authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Accordingly, the issuance of preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of our common stock.

Dividend Policy

It is the policy of our Board of Directors to retain our earnings for use in our day-to-day operations and expansion of our operations.  We have not declared any dividends on our common stock, nor do we intend to declare any dividends in the foreseeable future.

Transfer Agent

The transfer agent for our common stock is Signature Stock Transfer, 2301 Ohio Drive, Plano, Texas 75093, (972) 612-4120.

MARKET FOR COMMON EQUITY

AND RELATED SHAREHOLDER MATTERS

The common stock is currently quoted on the over–the-counter Bulletin Board under the symbol “HMGI.”

The following table sets forth the quarterly high and low bid prices for the common stock since the quarter ended March 31, 2004.  The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

Fiscal 2003	High	Low
Quarter ended March 31, 2004	n/a	n/a
Quarter ended June 30, 2004	n/a	n/a
Quarter ended September 30, 2004	$0.25	$0.25
Quarter ended December 31, 2004	$0.25	$0.25
Quarter ended March 31, 2005	$0.30	$0.25
Quarter ended June 30, 2005	$0.55	$0.30

At August 12 , 2005, the closing bid price of the common stock was $0.52 and we had approximately 117 record holders of our common stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on its outstanding common stock in the foreseeable future.

LEGAL PROCEEDINGS

We are not a party to any material legal proceeding and no such proceeding is known to be contemplated.

EXPERTS

The financial statements included in this filing have been audited by BME + Partners, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Following the Share Exchange, Law Offices of Louis E. Taubman, P.C., serves as corporate legal counsel to the Heritage.

Item 5.03:   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On August 15, 2005, our Board of Directors, in accordance with their rights under our Articles of Incorporation and Bylaws and in accordance with Nevada Law, adopted a change to our Bylaws that allows any action permitted to be taken by our shareholders at a meeting of shareholders to also be taken by a written consent of a majority of the shareholders who would be entitled to vote at such meeting.  Previously, our Bylaws had required a unanimous written consent of our shareholders for any action taken without a meeting.  They also adopted a change so that special meetings of the Board of Directors can be called by one-third of the directors then in office or by the Chairman of the Board of Directors or the President. Furthermore, notice of the place, date and time of each such special meeting can be given to each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing, telefaxing or emailing the same not less than 18 hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting. Neither the business to be transacted  at, nor the purpose of, any regular or special  meeting of the Board of  Directors  need be  specified  in the  notice  or  waiver of notice of such meeting.

Pursuant to the Share E xchange and in accordance with the terms of our bylaws, the Board of Directors unanimously approved a change in fiscal year from December 31 to August 31 effective immediately.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(a)

Financial statements of business acquired

The Audited Financial Statements for Island Scallops, Ltd as of August 31, 2004 and 2003, and for the years ended August 31, 2004 and 2003 are included following this Item 9.01(a).

The Unaudited Financial Statements for Island Scallops, L t d. as of May 31, 2005 and for the nine months ended May 31, 2005 and 2004 are included following this Item 9.01 (a).

INDEPENDENT AUDITORS REPORT

To the Director of Island Scallops Ltd.

We have audited the consolidated balance sheet of Island Scallops Ltd. as at August 31, 2004 and 2003 and the consolidated statement of operations and deficit and cash flows for the years then ended.   These consolidated financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

Except as discussed in the following paragraph, we have conducted our audits in accordance with the standards of the Public Company Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating, the overall financial statement presentation.  We believe that our audits provide a rescannable basis for our opinion.

Because we were appointed auditors of the Company subsequent to August 31, 2004, we were not able to observe counting of physical inventories at the beginning and ending of the years ended August 31, 2004 and 2003 nor satisfy ourselves concerning those inventory quantities by alternative means.  Since opening and closing inventories enter into the determination of the results of operations and cash flows, we were unable to determine whether adjustments to cost of goods sold, net loss for the period, opening and ending deficit and cash flows from operating activities might be necessary.

In our opinion, except for the effect of adjustments, if any, as might have been determined to be necessary had we been able to examine opening and closing inventory quantities, as described in the proceeding paragraph, the consolidated financial statements referred to in the paragraph above, present fairly, in all material respects, the financial positions of the Company as at August 31, 2004 and 2003 and the results of its operations and cash flows for the years then ended in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statement, the Company has suffered recurring losses from operation and has a net capital deficiency.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BME + Partners

___________________

BME + Partners

Chartered Accountants

Vancouver, British Columbia

June 17, 2005

Exhibit 99.1

ISLAND SCALLOPS LTD
CONSOLIDATED
BALANCE SHEET
(EXPRESSED IN CANADIAN DOLLARS)

		May 31,	August 31,	August 31,
		2005	2004	2003
		(unaudited)	(audited)	(audited)
ASSETS
	Note
Current assets:
Cash		$ 35,928	$ 17,034	$ -
Accounts receivable,		11,743	33,534	32,795
Loans receivable		-	2,694	2,981
Inventory	6	297,000	-	-
Prepaid expenses		11,415	9,864	10,515

Total current assets		356,086	63,126	46,291

Property, plant and equipment	7	1,137,370	818,867	894,784

Loans receivable	8	23,836	22,497	40,379

Investments in tenures	9	4,000	4,000	8,000

Total assets		$ 1,521,292	$ 908,490	$ 989,454

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Cheques issued in excess of funds on deposit		$ -	$ -	$ 22,785
Bank indebtedness	11	-	-	20,000
Accounts payable and accrued liabilites	12	521,626	431,250	378,985
Short term debt	13	850,166	50,166	50,166
Due to shareholder	14	3,887,994	3,887,994	3,887,994
Current portion of long term debt	15	1,187,152	1,182,626	1,155,653

Total Current Liabilities		6,446,938	5,552,036	5,515,583

Long term debt	15	401,841	432,604	370,400

Total Liabilities		6,848,779	5,984,640	5,885,983

Stockholders' Equity
Common stock, no par value, 10,000 authorized, 1 issued and outstanding		1	1	1

Deficit		$ (5,327,488)	(5,076,151)	(4,896,530)

Total Stockholders' Equity		$ (5,327,487)	(5,076,150)	(4,896,529)

Total Liabilities and Stockholders' Equity		$ 1,521,292	$ 908,490	$ 989,454

ISLAND SCALLOPS LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(EXPRESSED IN CANADIAN DOLLARS)

		NINE MONTHS	NINE MONTHS	YEAR	YEAR
		ENDED	ENDED	ENDED	ENDED
		MAY 31,	MAY 31,	AUGUST 31,	AUGUST 31,
		2005	2004	2004	2003
		(unaudited)	(unaudited)	(audited)	(audited)
	Note
Revenue		$ 370,643	$ 465,838	$ 599,151	$ 678,371
Cost of goods sold		347,011	531,951	706,205	587,805

Gross profit (loss)		23,632	(66,113)	(107,054)	90,566

Expenses:
Advertising and promotion		2,048	984	1,125	1,603
Amortization		61,654	39,401	52,813	59,024
Automotive		12,204	9,505	13,656	11,622
Consulting		3,714	9,618	6,318	20,000
Dues, subscriptions and fees		1,123	815	815	1,717
Insurance		9,711	7,398	11,272	8,980
Interest and bank charges		35,729	20,765	27,722	9,446
Interest on long term debt		25,927	13,395	20,565	17,320
Office and miscellaneous		7,168	4,929	5,783	4,993
Professional		32,726	24,036	49,463	29,834
Research and development (recovery)		-	(119,835)	(119,835)	354,772
Salaries and benefits		65,797	13,413	84,359	55,221
Telephone		9,625	8,259	11,519	9,777
Travel		7,543	3,163	4,740	4,944

Total		274,969	35,846	170,315	589,253

Loss from operations		(251,337)	(101,959)	(277,369)	(498,687)

Other income (expense):
Interest		-	1,748	1,748	2,386
Loss on disposal of property, plant and equipment		-	-	-	(16,129)
Writeoff of investment	10	-	-	-	(7,446)
Gain on sale of tenure	18	-	-	150,000	-
Loss on settlement of lawsuit	19	-	-	(54,000)	-

Other income (expense), net		-	1,748	97,748	(21,189)

Net loss		$ (251,337)	$ (100,211)	$ (179,621)	$ (519,876)

Deficit at beginning of year		$ (5,076,151)	$ (4,896,530)	$ (4,896,530)	$ (4,376,654)

Deficit at end of year		$ (5,327,488)	$ (4,996,741)	$ (5,076,151)	$ (4,896,530)

ISLAND SCALLOPS LTD.
(AUDITED)
CONSOLIDATED STATEMENTS OF CASHFLOWS
(EXPRESSED IN CANADIAN DOLLARS)

	NINE MONTHS	NINE MONTHS	YEAR	YEAR
	ENDED	ENDED	ENDED	ENDED
	MAY 31,	MAY 31,	AUGUST 31,	AUGUST 31,
	2005	2004	2004	2003
	(unaudited)	(unaudited)	(audited)	(audited)

Cash flows from operating activities:

Net loss	$ (251,337)	$ (100,211)	$ (179,621)	$ (519,876)

Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	61,654	39,401	52,813	59,024
Loss of disposal of property, plant and equipment	-	-	-	16,129
Gain on sale of tenure	-	-	(150,000)	-
Writeoff of investment	-	-	-	7,446
Loss on settlement of lawsuit	-	-	54,000	-

Changes in current assets and liabilities:
Accounts receivable	21,791	1,175	(741)	24,444
Income taxes receivable	-	-	-	155,173
Inventory	(297,000)	-	-	-
Prepaid expenses	(1,551)	(3,529)	651	7,041
Accounts Payable	90,376	74,827	52,264	343,042
Short term debt	800,000	-	-	1,713

Net cash used in operating activities	423,933	11,663	(170,634)	94,136

Cash flows from investing activities:

Payment in settlement of interest in joint venture	-	-	(50,000)	-
Proceeds on sale of property, plant and equipment	-	-	29,608	-
Prurchase of property, plant and equipment	(380,157)	(10,319)	(6,504)	(51,470)
Proceeds on sale of tenure	-	-	150,000	-
Decrease in loans receivable	1,355	3,258	18,169	12,727
Purchase of tenures	-	-	-	(8,000)

Net Cash used in investing activities	(378,802)	(7,061)	141,273	(46,743)

Cash flows from Financing activites:

Proceeds of long term debt	-	241,289	220,000	-
Repayment of long term debt	(26,237)	(145,794)	(130,820)	(75,244)

Net Cash provided by financing activities	(26,237)	95,495	89,180	(75,244)

Net increase in cash	18,894	100,097	59,819	(27,851)

Cash, beginning of period	17,034	(42,785)	(42,785)	(14,934)

Cash, end of period	$ 35,928	$ 57,312	$ 17,034	$ (42,785)

ISLAND SCALLOPS, LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(EXPRESSED IN CANADIAN DOLLARS)

(Information as at May 31, 2005 and for the nine month interim periods ended May 31, 2005 and 2004 is unaudited)

1.

NATURE OF BUSINESS

Island Scallops, Ltd. (“the Company”) was incorporated under the Company Act of British Columbia on February 17, 1989. The principal business activities of the Company are aquaculture development and production. It conducts theses activities at its facilities near Qualicum Beach, British Columbia.

2.

BASIS OF PRESENTATION

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Westglade Holdings Ltd., 377331 B.C. Ltd., 377332 B.C. Ltd., 377333 B.C. Ltd., and 401619 B.C. Ltd.  These consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles, with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

Since inception, the Company has devoted its efforts to develop effective techniques for the farming of various shellfish and sablefish (also known as blackcod) and to market those products.  At May 31, 2005, the Company had a cumulative deficit of $5,327,488 and a working capital deficiency of $6,090,852.  These factors, among others, indicate that the ability of the Company to continue to operate and meet its obligations is uncertain.  Continued operations of the company are dependent upon the ability of the Company to secure additional adequate financing, and to expand commercial sales of scallops and other aquaculture products on a profitable basis.  Management of the Company believes that it will be successful in achieving these objectives.  It is actively seeking financing by means of an acquisition by a publicly traded entity.

These financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities other than in the normal course of business.

3.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Cash and equivalents

Cash and equivalents includes cash, cheques issued in excess of funds on deposit, bank indebtedness, and highly liquid short term market investments with terms to maturity of three months or less.

(b) Accounts receivable

Accounts receivable is presented net of allowance for doubtful accounts.  The allowance for doubtful accounts reflects estimates of probable losses in accounts receivable.  The allowance is determined based on balances outstanding for over 90 days at the period end date, historical experience and other current information.

(c) Loans receivable

Loans receivable is presented net of an allowance for loan losses, as necessary.  The loans are written off when collectibility becomes uncertain.

(d) Inventory

The Company maintains inventories of raw materials for its aquaculture products, of biomass (inventory of live aquaculture product being actively cultivated), and of finished goods (aquaculture product ready for sale).

Raw materials are reported at the lesser of purchase cost and estimated net realizable value.

Biomass and finished goods are reported at the lesser of cost and estimated net realizable value.  Cost includes direct and reasonably attributable indirect production costs related to hatchery, cultivation, harvesting, and processing activities.  Carrying costs per unit are determined on a weighted average basis.

(e) Long term investments

Long term investments are recorded at cost.  The Company reviews its investments periodically to assess whether there is an “other than temporary” decline in the carrying value of the investment.  The Company considers whether there is an absence of an ability to recover the carrying value of the investment by reference to projected undiscounted future cash flows for the investment.  If the projected undiscounted future cash flow is less than the carrying amount of the asset, the asset is deemed impaired.  The amount of the impairment is measured as the difference between the carrying value and the fair value of the asset.

(f) Intangible assets

Intangible assets are recorded at cost.  Cost is amortized over the estimated useful life of the asset unless that life is determined to be indefinite.

Intangible assets not subject to amortization are tested for impairment on at least an annual basis.  If the fair value of the intangible asset is determined to be less than the carrying amount, an impairment loss is recognized in the amount of that difference.

Intangible assets subject to amortization are reviewed for impairment in accordance with the provisions applying to long-live assets.

(g) Property, plant, and equipment

Property, plant, and equipment are recorded at cost less accumulated amortization and are amortized in the following manner based on estimated useful lives:

Buildings

4% - 5% declining balance

Seawater piping and tanks

6% declining balance

Boats

15% declining balance

Field equipment

20% declining balance

Office equipment

20% declining balance

Vehicles

30% declining balance

Computer equipment

30% declining balance

(h) Impairment of long-lived assets

The Company monitors the recoverability of long-lived assets, including property and equipment and intangible assets, based upon estimates using factors such as expected future asset utilization, business climate, and undiscounted cash flows resulting from the use of the related assets or to be realized on sale. The Company’s policy is to write down assets to the estimated net recoverable amount, in the period in which it is determined likely that the carrying amount of the asset wilt not he recoverable.

(i) Government assistance

Government assistance received by the Company, such as grants, subsidies, and tax credits, is recorded as a recovery of the appropriate related expenditure in the period that the assistance is received.

The Company has received government assistance in the foam of loans, for which repayment is not required if the Company meets specified future conditions, Such assistance received by the Company is initially recorded as a liability, until such time as all conditions for forgiveness are met, rind is then recognized as revenue in that period.

(j) Farm license costs

The Company must pay annual license costs in respect to government-granted tenures that it holds, which give the Company the right to use certain offshore ocean waters for the purpose of aquaculture farming. Such license costs are recognized as an expense when incurred.

(k) Research and development costs

Development costs include costs of materials, wages, and reasonably attributable indirect costs incurred by the Company which are directly attributable to the development of hatchery techniques for sablefish and shellfish, these costs are expensed when incurred.

Research costs are expensed when incurred.

(l) Income taxes

The Company calculates its provision for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (Accounting for Income Taxes) (“SPAS 109”), which requires an asset and liability approach to financial accounting for income taxes. This approach recognizes the amount of taxes payable or refundable for the current year, as well as deferred tax assets and liabilities attributable to the future tax consequences of events recognized in the financial statements and tax returns. Deferred income taxes are adjusted to reflect the effects of enacted changes in tax laws or tax rates. Deferred income tax assets are recorded in the financial statements if realization is considered more likely than not.

(m) Revenue recognition

The Company recognizes revenue when it is realized or realizable, and earned.  The Company considers revenue realized or realizable and earned when it has persuasive evidence of a contract, the product has been delivered, or the services have been provided to the customer, the sales price is fixed or determinable, and collectibility is reasonably assured.

Revenue of the Company is derived principally from the sale of scallops produced by the Company or purchased from third parties, and from the sale of seed and farm supplies to other aquaculture farms.

Revenue from the sale of scallops and other products is recognized upon delivery of the product and invoicing of the customer, assuming collection is considered reasonably assured.

(n) Foreign exchange

The functional currency of the Company and its subsidiaries is the Canadian dollar. Accordingly, monetary assets and liabilities denominated in currencies other than the Canadian dollar are translated into Canadian dollars at the rate of exchange prevailing at the end of the period while other balance sheet items are translated at historic rates. Revenue and expense items are translated at the rates of exchange in effect on the transaction dates, Gains and losses from the restatement of foreign currency monetary and non-monetary assets and liabilities are included in income.

(o) Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and disclosure of contingent assets and liabilities. Such estimates include providing for amortization of property, plant, and equipment, and valuation of inventory. Actual results could differ from these estimates.

4.

FINANCIAL INSTRUMENTS

The carrying amount of the Company’s financial instruments, which include cash, accounts receivable, loans receivable, cheques issued in excess of funds on deposit, bank indebtedness, accounts payable and accrued liabilities, short term debt, due to shareholder, and long term debt approximate fair value. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments unless otherwise noted.

5.

CONCENTRATION OF RISK

(a)

The Company operates in the regulated aquaculture industry.  Material changes in this industry or the applicable regulations could have a significant impact on the Company.

(b)

The quality and quantity of the aquaculture products cultivated, harvested and processed by the Company could be impacted by biological and environmental risks such as contamination, parasites, predators, disease and pollution.  These factors could severely restrict the ability of the Company to successfully market its products.

(c)

Approximately 60% of the revenues of the Company for the nine month period ended May 31, 2005 (August 31, 2004: 50%; August 31, 2003: 46%) are derived from 3 major customers (August 31, 2004: 3; August 31, 2003:4).  The Company’s ongoing operations are dependent on continued business from these customers.

6.

INVENTORY

Inventory consisting of the following:

May 31, 2005	August 31, 2005	August 31, 2005
Biomass (scallops)
$297,000	$ -	$ -

A nil carrying amount was assigned to biomass inventory of scallops at August 31, 2003 and 2004, since the Company had a recent history of large negative gross margins in respect to scallop sales and had experienced significant crop failures.

Management of the Company believes that at May 31, 2005, the Company has an adequate history of successful sales to justify a recognition of recoverable inventory costs at that date.

7. PROPERTY, PLANT AND EQUIPMENT

May 31, 2005
	Cost	Accumulated Amortization	Amortized Cost
Land	$252,000	$ -	$252,000
Buildings	494,841	240,347	254,494
Seawater piping and tanks	497,429	281,289	216,140
Boats	152,289	96,287	56,002
Field equipment	1,031,974	684,422	347,552
Office equipment	15,155	14,925	230
Vehicles	40,138	35,257	4,881
Computer equipment	9,336	3,265	6,071
	$2,493,162	$1,355,793	$1,137,370

7. PROPERTY, PLANT AND EQUIPMENT (Continued)

August 31, 2004
	Cost	Accumulated Amortization	Amortized Cost
Land	$252,000	$ -	$252,000
Buildings	486,694	231,293	255,401
Seawater piping and tanks	471,824	282,311	199,513
Boats	115,305	91,532	23,773
Field equipment	728,178	649,941	78,237
Office equipment	14,582	13,023	1,559
Vehicles	40,138	33,840	6,298
Computer equipment	4,317	2,231	2,086
	$2,113,083	$1,294,171	$818,867

7. PROPERTY, PLANT AND EQUIPMENT (Continued)

August 31, 2003
	Cost	Accumulated Amortization	Amortized Cost
Land	$252,000	$ -	$252,000
Buildings	486,694	218,616	268,078
Seawater piping and tanks	466,611	259,751	206,860
Boats	115,305	87,337	27,968
Field equipment	757,786	630,382	127,404
Office equipment	13,292	12,795	497
Vehicles	40,138	31,141	8,997
Computer equipment	4,317	1,337	2,980
	$2,136,142	$1,241,359	$894,784

8.

LOANS RECEIVABLE

An unsecured note receivable from Seascal Enterprices, Ltd. (“Seascal”) requires monthly interest payments, calculated at the Business Development Bank of Canada’s operational rate plus 1%, per annum, and has no fixed term of repayment.  The Company has an informal arrangement to provide scallop seed to Seascal, for which the Company receives a percentage of ultimate sales.

9. INVESTMENT IN TENURES

	May 31, 2005	August 31, 2004	August 31, 2003
Shellfish tenures	$4,000	$4,000	$8,000

These amounts represent the carrying costs of certain shellfish tenures acquired by the subsidiary of the Company, 377332 B.C. Ltd.  Shellfish tenures are government-granted rights allowing limited use of offshore waters for the purposes of cultivation of shellfish.  The tenure held by 377332 B.C. Ltd. with a carrying cost of $4,000 at May 31, 2005, has an expiry date of July 10, 2021.  Other shellfish tenures held by the Company and its subsidiaries have expiry dates ranging from 2021 to 2024.

These tenures are considered to have an indefinite useful life because renewal on expiry is anticipated, and therefore are not subject to amortization.

10.

LONG TERM INVESTMENTS

The Company holds an investment with an original cost of $7,446 in 15% of the issued share capital of Aquasur, S.A., a Moroccan company involved in developing a commercial scallop fishery in Morocco.  The investment has been fully written off as at August 31, 2003, and an impairment loss recognized, since positive future cash flows can not be projected.

11.

BANK INDEBTEDNESS

The Company maintains a bank line of credit facility with a limit of $50,000.  Advances under this facility bear interest at a rate equal to the Royal Bank of Canada prime rate plus 1.75% per annum.  Advances are secured by a General Security Agreement over the assets of the Company, and by a $50,000 collateral charge on real property of the shareholder.

12.

ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

(a)

Included in accounts payable and accrued liabilities are balances outstanding related to credit cards held in the name of the shareholder totaling at May 31, 2005, $102,357 (August 31, 2004: $58,952; August 31, 2003: $19,178).  The Company has used these credit cards as a means of short term financing and incurs interest charges on such unpaid balances.

(b)

Included in accounts payable and accrued liabilities at May 31, 2005 and August 31, 2004 and 2003 is estimated royalties of $66,554 payable to a third party from who the current shareholder acquired the shares of the Company.  The share purchase agreement provided that the third party was to receive from the Company 3% of revenues of the Company as earned, on a quarterly basis, throughout the period from December 1, 1992 to November 30, 2002.

The third party holds a first charge over inventory of the Company (including broodstock) in the amount of $350,000 in support of its royalty entitlement.

The third party has not taken further action to enforce payment of the arrears liability.

(c)

Included in accounts payable and accrued liabilities at May 31, 2005 and August 31, 2004 and 2003 is an amount of $131,859 related to deposits paid by two third parties in respect to an agreement to purchase geoduck seed from the Company (see Note 17).

(d)

Included in accounts payable and accrued liabilities at May 31, 2005 is an amount of $7,357 (August 31, 2004: $nil; August 31, 2003: $nil), related to interest accrued in respect to the loan described in Note 15(f).

13. SHORT TERM DEBT

		May 31, 2005	August 31, 2004	August 31, 2003
(a)	An unsecured non-interest bearing demand loan from an individual no specific terms of repayment. However, the lender has informmally requested that the loan be repaid in full by October 6, 2008.	$50,166	$50,166	$50,166
(b)

A loan with an authorized limit of $1,000,000 secured by the assets of the Company, including a mortgage charge in the amount of $1,000,000 on land and building of the Company, and by a personal guarantee of the shareholder, bears interest at a rate of 1% per month, payable monthly, and is due November 19, 2005.

The lending agreement also provides that if the Company obtains financing in excess of $2,000,000, the lender is to receive a bonus equal to 4% of any shares received by the Company or its shareholder, as a result of the financing. In addition, the lender has an option to convert the loan to additional shares, based on a discounted price to be determined, or to be repaid in full from proceeds of the financing.

		800,000	-	-
		$850,166	$50,166	$50,166

14.

DUE TO SHAREHOLDER

An amount payable to the shareholders is unsecured, does not bear interest, and has no specific terms of repayment.  This balance substantially represents an amount advanced to the Company by the previous shareholder of the Company.  The loan was acquired by the current shareholder at the time of acquisition of the shares of the Company in 1992.

It is likely that any significant public company, or other major financing, arranged by the Company would necessitate a sale, settlement, or other reorganization of the debt.  Any accounting consequences of such a transaction would be recognized at the time that the terms are known.

15.

LONG TERM DEBT

	May 31, 2005	August 31, 2004	August 31, 2004
(a) A mortgage loan is repayable at $2,250 per month including interest calculated at the greater of 10% and prime plus 6%, is due April 1, 2007, and is secured by a second charge on real property of the Company.	$215,865	$218,821	$ -
b) A bank loan was repayable at $1,250 per month, plus interest calculated at the floating base rate of the Business Development Bank of Canada (“BDC”) plus 1% per annum.	-	-	57,500
c) A bank loan was repayable at $510 per month, plus interest calculated at BDC’s floating base rate plus 1% per annum.	-	-	18,360
d) A bank loan was repayable at $920 per month, plus interest calculated at BDC’s floating base reate plus 1% per annum.	-	-	53,360
e) A bank loan repayable at $1,250 per month, plus interest calculated at BDC’s floating base rate plus 1.5% per annum, is due February 23, 2009, and is secured by a General Security Agreement over the assets of the Company, a mortgage charge on real property of the Company, and by a personal guarantee of $50,000 by the shareholder.	56,250	67,500	82,500

f)

An unsecured non-interest bearing loan from the National Research Council of Canada Industrial Research Assistance Program requires quarterly payments commencing March 1, 2003 equal to 3% of gross revenues of the Company until the earlier of full repayment is before December 1, 2007.  If at December 1, 2012, the Company has not earned sufficient revenues to be required to repay the original amount, the remaining portion of the loan is to be forgiven.  Amounts currently due at May 31, 2005, based on revenues, of $44,000 (August 31, 2004: $32,000; August 31, 2003: $12,000) bear interest at a rate of 1% per month.  As the Company is in arrears in respect to the payment of these amounts, the full principal balance is reflected as a current liability.

	440,625	440,625	440,625

g) A bank loan repayable at $521 per month plus interest calculated at prime plus 3% per annum, is unsecured and is due October 23, 2007.	14,889	19,576	-
h) A non-interest bearing loan from Industry Science and Technology Canada requiring repayment equal to 0.5% of gross scallop sales of the Company for each preceding year, is due January 1, 2007. If at the due date the Company has not generated sufficient revenues to be required to repay the original amount of $187,414, the remaining portion of the loan is to be forgiven. Amounts currently due at May 31, 2004, based on revenues, of $nil (August 31, 2004: $3,344; August 31, 2003: $1,734) bear interest based on published rates of 90 day treasury bills.	184,070	187,414	187,414
i) A Western Diversification Program non-interest bearing loan requires repayments equal to 12% of gross revenues from scallop sales of the Company, payable semi-annually, with no specified due date. Amounts due at May 31, 2004, based on revenues, are $171,983 (August 31, 2004: $146,479; August 31, 2003: $112,819). As the Company is in arrears in respect to the payment of these amounts, the full principal balance is reflected as a current liability. Management of the Company is seeking to renegotiate terms of repayment of this debt.	677,294	681,294	686294
	________	________	________
Current portion of long term debt	1,588,993 (1,187,152)	1,615,230 (1,182,626)	1,526,053 (1,155,653)
	________	________	________
	$401,841	$432,604	$370,400

Principal payments due within each of the next fiscal five years and subsequently, in respect to long term debt are approximately as follows:

2005

$1,124,774

2006

       28,302

2007

       29,320

2008

       25,871

2009

       17,342

2010 and subsequent

     363,384

____________

$1,588,993

These balances reflect estimates, based on revenues for the 2004 year, for the loan described in Note 15(h), required repayments of which are based on revenues.  The balance due in 2005 includes the full balance of the loan described in Notes 15(f) and (i).

16.

SHARE CAPITAL

Authorized:

10,000 Common shares without par value

May 31,

August 31,

    August 31,

   2005                  2004                    2003

___________________________________

Issued:

1 Common Share

$           1          $            1           $            1

___________________________________

17.

CONTINGENT LIABILITIES

(a) The Company entered into an Agreement in the 1998 year with two parties, under which the Company was to produce and sell geoduck seed to the two parties. The Company received advance payments from each of the two parties in the 2002 year of approximately $100,000. The Company recognized related revenue of $68,141 in respect to seed delivered in the 2002 year. The balance of the deposits received, net of sales, totalling $131,859, is included in accounts payable and accrued liabilities.

The position of management of the Company is that the two parties violated the terms of the agreement, such that the Company is entitled to retain the balance of the deposits.

As at August 31, 2304, one of the two parties had made claims that the Company owed to it amounts totalling $98,565. The balance included in accounts payable and accrued liabilities related to this party is $38,469.

Any additional liability to the Company, or any reduction of the currently recognized liability , in respect to these deposits will he recorded at the lime a conclusion to this matter can he determined.

(b)  The Company does not maintain insurance in respect to replacement of its inventory. Consequently, the Company is exposed to financial losses or failure as a result of this risk.

18.

SALE OF TENURE

During the 2004 year, the Company sold a shellfish tenure which had a carrying amount of $nil, for cash proceeds of $150,000.

19.

SETTLEMENT OF LAWSUIT

During the 1997 year, the Company entered into a joint venture agreement with Blackfin Research Ltd. (“IBRL’) for the purpose of researching and developing a black cod hatchery. In the 2001 year, BRL made a legal claim against the Company totaling $541,000, seeking to recover amounts it claimed it had contributed to the joint venture.

During the 2004 year, the Company made a settlement with BRI under which the Company was required to pay to BRL cash of $50,000, and to transfer to BRL a shellfish tenure with a carrying amount of $4,000.  BRL agreed that the Company would retain sole rights to all intellectual property developed by the joint venture

The settlement resulted in a loss to the Company of $54,000.

20.

INCOME TAXES

(a) The company has incurred losses for Canadian Income tax purposes of approximately $330,000 that may be applied to reduce taxable income in future years. If not utilized these losses will expire commencing in the 2009 year.

The potential future income tax benefit which may arise from claiming these losses has not been reflected in those financial statements, as the Company’s ability to realize the benefit is uncertain

(b)  Following is reconciliation of the expected income tax benefit from the loss for the period based on the applicable statutory income tax rate, to the actual amount

May 31,

August 31,

August 31,

2005

2004

2003

______________________________

Tax at statutory rate (17.6%)

$

44,235 $

31,613 $

91,498

Net effect of non-deductible expenses

    And non-taxable income

       56

  5,071                (123)

Effect of expiry of investment tax credits

-                        (4,816)              -

_______________________________

Expected increase in tax asset

44,291

31,868

91,375

Increase in allowance for uncertain realization

(44,291)

(31,868)

(91,375)

Increase in tax asset per financial statements

$

-

$

-

$

-

_______________________________

The income tax effects of losses carried forward, temporary differences and other amounts that give rise to a future tax asset are summarized as follows:

May 31,

August 31,

August 31,

2005

2004

2003

______________________________

Tax losses carried forward

$

91,520

$

58,080

$

3,344

Temporary difference – property, plant,

    and equipment

(14,229)

(25,080)

(29,003)

Temporary differences – other

-

-

-

Unclaimed research and development

    expenditures

790,346

790,346

811,437

Investment tax credits – carried forward

  30,524

30,524

35,340

Tax asset before allowance for uncertain

______________________________

     realization

898,161

853,870

822,002

Allowance for uncertain realization

(898,161)

(853,870)

(822,002)

_______________________________

$

-

-

-

_______________________________

21.

SUPPLEMENTAL DISCLOSURE TO THE STATEMENTS OF CASH FLOWS

Cash paid in respect to interest and taxes is as follows:

Nine Month

Nine Month

Period Ended

Period Ended

Year Ended

Year Ended

  May 31,

  May 31,

August 31,

August 31,

   2005

                2004

    2004

    2003

_______________________________________________

Interest

$ 52,496

$27,391

$44,187

$26,671

_______________________________________________

Income taxes

$

-

$

-

$

-

$

-

_______________________________________________

22.

COMPARATIVE FIGURES

The figures presented as at August 31, 2004 and 2003 and for the years then ended, differ substantially, as a result of adjustments made upon audit, as a result of reclassifications, and in order to comply with U.S. Generally Accepted Accounting Principles, from those reflected in Financial statements which were reviewed by other Chartered Accountants, whose report was dated December 29, 2004, and which were prepared using Canadian Generally Accepted Accounting Principles.

23.

RECENT ACCOUNTING PRONOUNCEMENTS

(a) In November of 2002, the Financial Accounting and Standards Board (“FASB’) issued Interpretation No. 45 (“FIN 45”), (Guarantor’s Accounting and Discount Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others). FIN 45 addresses disclosure and initial recognition and measurement issues related to guarantees. The disclosure provisions are effective for periods ending after December 15, 2002. The initial recognition and measurement provisions apply to guarantees issued after December 31, 2002.

(b) In January of 2003, the FASB issued Interpretation No. 46 (“FIN 46”), (Consolidation of Variable Interest Entities). FIN 46 requires all companies with variable interests in. entities created after January 31, 2003 to apply its provisions to those entities immediately, hi December of 2003, the FASB issued a revised Interpretation “FIN 46R”, Under the revised Interpretation, an entity deemed to be a business, based on certain specified criteria, need not be evaluated to determine if it is a Variable Interest Entity. The provisions of FIN 46R must he applied for the first interim or annual period beginning after June 15, 2003.

(c) In April of 2003, the FASB issued Statement of Financial Accounting Standards No, 149 (Amendment of Statement 133 on Derivative Instruments and Hedging Activities) (“SFAS 149”). SEAS 149 amends SEAS 133, in requiring that contracts with comparable characteristics be accounted for similarly, and clarifies when a derivative contains a financing component requiring special reporting. SEAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003, and must be applied prospectively.

(d)

In May of 2003, the PASB issued Statement of Financial Accounting Standards No. 150 (Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity) (“SEAS 150”). SEAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. SEAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 1.5, 2003 and must be applied prospectively.

(e) In November of 2004, the FASB issued Statement of Financial Accounting Standards No. 151 (“SFAS 151”).  SPAS 151 amends the guidance in Accounting Research Bulletin No. 43 (Inventory Pricing) to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and waste material. Among other provisions, SPAS 151 requires that items, such as idle facility expense, excessive spoilage, double freight, and rehandling costs, be recognized as current period charges. Additionally, SEAS 151 requires that the allocation of fixed production overheads to the costs of conversions be based on normal capacity of the production facilities. SPAS 151 is effective for fiscal years beginning after June 15, 2005, and is required to be adopted by the Company in the first quarter of fiscal 2006.

(f) In December of 2004, the FASB issued Statement of Financial Accounting Standards No, 123 (revised 2004) (Share-Based Payment) (“SPAS 123k”). SPAS 123k is a revision of SFAS 123 (Accounting for Stock-Based Compensation), and supersedes Accounting Principles Beard (“APB”) Opinion No. 25 (Accounting for Stock Issued to Employees). SEAS 123R. requires that the fair value of employees awards issued, modified, repurchased or cancelled after implementation, under share-based payment arrangements, be measured as of the date the award is issued, modified, repurchased or cancelled. The resulting cost is then recognized in the statement of earnings over the service period. SFAS 123k is required to be adopted by the Company not later than for the 2007 fiscal year.

(g) In December of 2004, the FASB issued Statement of Financial Accounting Standards No. 153 (Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29, Accounting for Nonmonetary transactions) (“SPAS 153”). SFAS 153 eliminates the exception from fair value measurement for nonmonetary exchanges of similar productive assets in paragraph 21(b) of APB Opinion No. 29 and replaces it with an exception for exchanges that do not have commercial substance, SPAS 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SPAS 153 is effective for fiscal periods beginning after June 15, 2005, and is required to be adopted by the Company in the second quarter of the 2006 fiscal year.

(b)

Pro Forma financial information

The Unaudited Pro Forma Financial information of Island Scallops, Ltd (Edgewater Foods International) and Heritage Management Corporation for the period ended May 31, 2005 and March 31, 2005, respectively, related to the acquisition of Island Scallops, Ltd (Edgewater Foods International) will be included in an amendment to Current Report on Form 8-K which the Company anticipates filing within the time period covered by this form.

(c)

Exhibits

3.1

Amended and Restated Bylaws

Share Exchange Agreement between Heritage Management Corporation and Edgewater Foods International, dated August 15 , 2005.

10.2

Bill of Sale between Heritage Management, Inc. and E. Lee Murdock, dated August 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Michael Boswell Michael Boswell Acting Chief Financial Officer

Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement ("Agreement"), dated as of August 15, 2005, between Heritage Management, Inc., a Nevada corporation ("Heritage"); Edgewater Foods International, a Nevada corporation (“Edgewater”); and Michael Boswell (the “Shareholders Representative”), as representative of the persons listed in Exhibit A hereof, being the owners of record of all of the issued and outstanding stock of Edgewater Foods International, Inc. (the “Shareholders”).

RECITALS

A.

The Shareholders currently own 100% of the issued and outstanding capital stock of Edgewater.

B.

In order complete a strategy to become a publicly traded/listed company in the U.S., the Shareholders have authorized the Shareholders Representative, pursuant to the Agreement to Appoint Shareholders Representative annexed hereto as Exhibit B to sell to Heritage, and Heritage has agreed to purchase from the Shareholders 100% of the common stock of Edgewater (the “Edgewater Stock”) in exchange for shares of the outstanding common shares of Heritage (the “Heritage Stock”), pursuant to the terms and conditions set forth in this Agreement.

C.

Edgewater will become a wholly owned subsidiary of Heritage.

NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1.

Exchange of Stock .

(a)

The Shareholders agree to transfer to Heritage, and Heritage agrees to purchase from the Shareholders, all of the Shareholders' right, title and interest in the Edgewater Stock, representing 100% of the issued and outstanding stock of Edgewater, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature.

(b)

At the Closing (as defined in Section 2 below), upon surrender by the Shareholders of the certificates evidencing the Edgewater Stock, duly endorsed for transfer to Heritage or accompanied by stock powers executed in blank by the Shareholders, Heritage will cause 19,000,000 shares (subject to adjustment for fractionalized shares as set forth below) of the common voting stock, par value $.001 of Heritage (the "Heritage Stock") to be issued to the Shareholders (or their designees), in full satisfaction of any right or interest which each Shareholder held in the Edgewater Stock.  The Heritage Stock will be issued to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in Edgewater, as set forth on Exhibit A (subject to adjustment as set forth below), at the Closing.  As a result of the exchange of the Edgewater Stock for the Heritage Stock, Edgewater will become a wholly owned subsidiary of Heritage.

2.

Closing .

(a)

The parties to this Agreement will hold a closing (the "Closing") for the purpose of executing and exchanging all of the documents contemplated by this Agreement and otherwise effecting the transactions contemplated by this Agreement.  The Closing will be held as soon as possible and it is currently anticipated that it will occur on or before August 1, 2005, at the Law Offices of Louis E. Taubman, 225 Broadway, Suite 1200, New York, NY 10007, unless another place or time is mutually agreed upon in writing by the parties.  All proceedings to be taken and all documents to be executed and exchanged at the Closing will be deemed to have been taken, delivered and executed simultaneously, and no proceeding will be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.  If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.

(b)

With the exception of any stock certificates which must be in their original form, any copy, fax, e-mail or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, fax, e-mail or other reproduction is a complete reproduction of the entire original writing or transmission or original signature, and the originals are promptly delivered thereafter.

3.

Representations and Warranties of Heritage .

Heritage represents and warrants as follows:

(a)

Heritage is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

(b)

The authorized capital stock of Heritage consists of 25,000,000 shares of common stock, $0.001 par value per share, of which, 3,885,400 shares are issued and outstanding as of the date of this Agreement.  To the knowledge of Heritage, all issued and outstanding shares of Heritage's common stock are fully paid and nonassessable.

(c)

Other than as set forth on Schedule 3(c) attached hereto, there are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of Heritage, or any securities convertible into or exchangeable for capital stock of Heritage or other securities of Heritage, from or by Heritage.   There are no outstanding obligations of Heritage to repurchase, redeem or otherwise acquire any of its shares and there will be none of the foregoing outstanding at the Closing.

(d)

Other than Heritage Funding Corporation, Heritage has no subsidiaries.

(e)

Execution of this Agreement and performance by Heritage hereunder has been duly authorized by all requisite corporate action on the part of Heritage, and this Agreement constitutes a valid and binding obligation of Heritage, and Heritage’s performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or, to Heritage's knowledge any law or regulation, to which any property of Heritage is subject or by which Heritage is bound.

(f)

Other than as set forth on Schedule 3(f) attached hereto, Heritage has minimal assets and liabilities. Any liabilities shall be under $5,000 at closing.

(g)

There is no litigation, investigation or proceeding pending or to the Company’s knowledge threatened against or relating to Heritage, its properties or business.

(h)

Heritage is not a party to any material contract.  For purposes of this Agreement “material” shall mean any contract, debt, liability, claim or other obligation valued or otherwise worth $5,000 or more.

(i)

Other than E. Lee Murdock Heritage has no officers, directors or employees.

(j)

No current officer, director, affiliate or person known to Heritage to be the record or beneficial owner of in excess of 5% of Heritage’s common stock, or any person known to be an associate of any of the foregoing is a party adverse to Heritage or has a material interest adverse to Heritage in any material pending legal proceeding.

(k)

Heritage has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes and all assessments, fees and charges which it is obligated to pay by federal, state or other taxing authority to the extent that such taxes, assessments, fees and charges have become due.  Heritage has also paid all taxes which do not require the filing of returns and which are required to be paid by it.  To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Heritage.

 (l)

Heritage has had the opportunity to perform all due diligence investigations of Edgewater and its business as it has deemed necessary or appropriate and to ask questions of the officers and directors of Edgewater and has received satisfactory answers to all of its questions. Heritage has had access to all documents and information about Edgewater and has reviewed sufficient information to allow it to evaluate the merits and risks of the transactions contemplated by this Agreement.

(o)

Heritage is acquiring the Edgewater Shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

(p)

Heritage is a publicly reporting company pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Act") and is in compliance with all reporting requirements of the Act.  Heritage's Form 10-KSB for the period ending December 31, 2004, and any other periodic filings made by Heritage as filed with the SEC, including all exhibits, documents and attachments thereto, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not materially misleading.

(q)

Heritage’s common stock currently trades on the over-the-counter market bulletin board market commonly referred to as the “OTCBB.”  Heritage is not aware of any fact or circumstance that would jeopardize or otherwise impair the ability of Heritage’s common stock to continue trading on the OTCBB.

4.

Representations and Warranties of the Shareholders and Edgewater .

The Shareholders and Edgewater, jointly and severally, represent and warrant as follows:

(a)

Edgewater is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and is licensed or qualified as a foreign corporation in all places in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

(b)

There are no agreements purporting to restrict the transfer of the Edgewater Shares, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the Edgewater Shares.  The Edgewater Shares held by the Shareholders are duly and validly issued, fully paid and non-assessable, and issued in full compliance with all federal, state, and local laws, rules and regulations.  Other than as described herein, there are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of Edgewater, or any securities convertible into or exchangeable for capital stock of Edgewater or other securities of Edgewater, from or by Edgewater.

(c)

The Shareholders have full right, power and authority to sell, transfer and deliver the Edgewater Shares, and upon delivery of the certificates therefor as contemplated in this Agreement, the Shareholders will transfer to Heritage valid and marketable title to the Edgewater Shares, including all voting and other rights to the Edgewater Shares free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances. Each of the Shareholders owns and holds that number and percentage of Edgewater Shares that are listed opposite their names on Exhibit A attached hereto.

(d)

There is no litigation or proceeding pending, or to any Edgewater Shareholder's knowledge, threatened, against or relating to Edgewater or to the Edgewater Shares.

(e)

Edgewater has filed in correct form all tax returns of every nature required to be filed by it in its home jurisdiction or otherwise and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due.  Edgewater has also paid all taxes which do not require the filing of returns and which are required to be paid by it.  To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of Edgewater.

(f)

The financial statements that have been provided to Heritage have been prepared consistent with U.S. Generally Accepted Accounting Principles (“GAAP”) and fairly present the assets and liabilities of Edgewater as of the date of such statements.

(g)

The current residence address or principal place of business (for any non-individual shareholder) of the Shareholders is as listed on Exhibit A attached hereto.

(h)

The Shareholders have had the opportunity to perform all due diligence investigations of Heritage and its business as they have deemed necessary or appropriate and to ask questions of Heritage's officers and directors and have received satisfactory answers to all of their questions. The Shareholders have had access to all documents and information about Heritage and have reviewed sufficient information to allow them to evaluate the merits and risks of the acquisition of the Heritage Stock.

(i)

The Shareholders are acquiring the Heritage Stock for their own account (and not for the account of others) for investment and not with a view to the distribution therefor. The Shareholders will not sell or otherwise dispose of the Heritage Stock without registration under the Securities Act of 1933, as amended, or an exemption therefrom, and the certificate or certificates representing the Heritage Stock will contain a legend to the foregoing effect.

5.

Conduct Prior to the Closing .

Heritage, Edgewater and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

(a)

Other than as contemplated herein, no change will be made in the charter documents, by-laws, or other corporate documents of Heritage or Edgewater.

(b)

Heritage, Edgewater and the Shareholders will each use its best efforts to maintain and preserve Heritage and Edgewater’s business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

(c)

None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Edgewater Shares owned by them.

(d)

The Shareholders and Edgewater will use their best efforts to maintain and preserve the business organization, employee relationships and goodwill intact of Edgewater, and will not allow Edgewater to enter into any material commitment except in the ordinary course of business.

6.

Conditions to Obligations of the Shareholders and Edgewater .

The Shareholders and Edgewater’s obligations to complete the transactions contemplated herein are subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders or Edgewater, as appropriate:

(a)

The representations and warranties of Heritage set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by the transactions contemplated hereby.

(b)

Heritage will have performed all covenants required by this Agreement to be performed by it on or before the Closing.

(c)

This Agreement will have been approved by the Board of Directors of Heritage.

(d)

Heritage will have delivered to the Shareholders and Edgewater the documents set forth below in form and substance reasonably satisfactory to counsel for the Shareholders, to the effect that:

(i)

Heritage is a corporation duly organized, validly existing, and in good standing;

(ii)

Heritage's authorized capital stock is as set forth herein;

(iii)

Certified copies of the resolutions of the board of directors of Heritage authorizing the execution of this Agreement and the consummation hereof; and

(iv)

Any further document as may be reasonably requested by counsel to the  Shareholders and Edgewater in order to substantiate any of the representations or warranties of Heritage set forth herein.

(e)

There will have occurred no material adverse change in the business, operations or prospects of Heritage.

(f)

Heritage will have received written consent (in a form acceptable to counsel for the Shareholders and Edgewater) from E. Lee Murdock agreeing to cancel back to Heritage at or prior to Closing 2,300,000 shares of Heritage Common Stock.

(g)

Heritage will have received a letter of resignation (in a form acceptable to counsel for the Shareholders and Edgewater) from E. Lee Murdock resigning as an officer and director of Heritage effective on the Closing.

(h)

Heritage will have filed, in correct form, its Form 10-QSB for the period ended June 30, 2005.

(i)

Heritage will have divested itself of any ownership of Heritage Funding Corporation on or before the Closing.

(j)

Heritage will have provided an opinion of _______________, as counsel, reasonably acceptable to counsel to the Shareholders and Edgewater.

7.

Conditions to Obligations of Heritage .

Heritage's obligation to complete the transaction contemplated herein will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Heritage, as appropriate:

(a)

The representations and warranties of the Shareholders and Edgewater set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by the transactions contemplated hereby.

(b)

The Shareholders and Edgewater will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

(c)

The Shareholders will have delivered to Heritage the documents set forth below in form and substance reasonably satisfactory to counsel for Heritage, to the effect that:

(i)

Edgewater is a corporation duly organized, validly existing, and in good standing;

(ii)

Edgewater’s authorized capital stock is owned as set forth herein and in Exhibit A ; and

(iii)

Certified copies of the resolutions of the board of directors of Edgewater authorizing the execution of this Agreement and the consummation hereof; and

(iv)

Any further document as may be reasonably requested by counsel to Heritage in order to substantiate any of the representations or warranties of the Shareholders and Edgewater set forth herein.

(d)

There will have occurred no material adverse change in the business, operations or prospects of Edgewater.

8.

Additional Covenants .

(a)

Between the date of this Agreement and the Closing, the Shareholders, with respect to Edgewater, Edgewater with respect to itself and Heritage, with respect to itself, will, and will cause their respective representatives to, (i) afford the other parties and their representatives access to their personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by the other party; (ii) furnish the other parties and their representatives with copies of all such contracts, books and records, and other existing documents and data as they may reasonably request in connection with the transaction contemplated by this Agreement; and (iii) furnish the other parties and their representatives with such additional financial, operating, and other data and information as they may reasonably request.  The Shareholders will cause Edgewater to provide to Heritage and Heritage will provide to the Shareholders, complete copies of all material contracts and other relevant information on a timely basis in order to keep the other parties fully informed of the status of their respective businesses and operations.

(b)

Edgewater will deliver copies of its corporate books and records to Heritage at Closing.

(c)

The parties agree that they will not make, and the Shareholders will not permit Edgewater to make, any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other parties, except as may be required upon the written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other parties hereto and seeking their consent to such announcement.

9.

Termination .

This Agreement may be terminated (1) by mutual consent in writing; or (2) by either the Shareholders or Heritage if there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by August 1, 2005 or such later date as agreed by the parties.

10.

Expenses .

Whether or not the Closing is consummated, each of the parties will pay all of his, her, or its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement.

11.

Survival of Representations and Warranties .

The representations and warranties of the Shareholders and Heritage set out in this Agreement will survive Closing for a period twelve months.

12.

Waiver .

Any failure on the part of the parties hereto to comply with any of their obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

13.

Brokers .

Each party agrees to indemnify and hold harmless the other parties against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

14.

Notices .

All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to Heritage, to:

E. Lee Murdock

CEO

Heritage Management, Inc.

5031 Gordon Smith

Rowlett, Texas 75088

If to the Shareholders or Edgewater to:

Edgewater Foods International, Inc.

c/o Law Offices of Louis E. Taubman, PC

225 Broadway, Suite 1200

New York, NY 10007

Attn: Louis Taubman

15.

General Provisions .

(a)

This Agreement will be governed by and under the laws of the State of Nevada, USA without giving effect to conflicts of law principles.  If any provision hereof is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

(b)

Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association's commercial rules then in effect.  The arbitration will be conducted in Las Vegas, Nevada.  The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties.  The arbitration award may be confirmed by any court of competent jurisdiction.

(c)

In any adverse action, the parties will restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims will be made by any party or affiliate for lost profits, punitive or multiple damages.

(d)

This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof.  This Agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(e)

This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party will be void.

(f)

The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

(g)

The headings of the Sections, paragraphs and subparagraphs of this Agreement  are solely for convenience of reference and will not limit or otherwise  affect the meaning of any of the terms or provisions of this Agreement.  The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

(i)

This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document.  This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

SIGNATURE PAGE FOLLOWS

EXECUTED:

Heritage Management, Inc.

/s/ E. Lee Murdock

By:________________________________

E. Lee Murdock,

CEO

Edgewater Foods International, Inc.

/s/ Robert Saunders

By________________________________

Robert Saunders,

Chairman and President

The Shareholders Representative:

/s/ Michael Boswell

__________________________

Michael Boswell

Edgewater Shareholders Representative

Exhibit A

to

Share Exchange Agreement

Shareholder	% of Ownership of Edgewater Shares	Number of Heritage Shares to be issued to Shareholder or designees
Robert Saunders 5552 West Island Highway Qualicum Beach, British Columbia Canada V9K 2C8	54.21%	10,300,000
TriPoint Capital Advisors, LLC 400 Professional Drive, Suite 310 Gaithersburg, MD 20879	15.79%	3,000,000
Doug C. MacLellan 8324 Delgany Avenue Playa del Ray, CA 90293	5.26%	1,000,000
Ian Fraser 3056 West 2nd Avenue Vancouver, British Columbia Canada V6T 1E9	4.21%	800,000
Howarth Holdings, Ltd. #109-2602 Mount Lehman Road Abbotsford, British Columbia Canada V6K 1K4	4.21%	800,000
583481 BC Ltd. Unit 639 Abbotsford, British Columbia Canada V2S 6R7	4.21%	800,000
Mark van der Horst 4947 Wycliffe Road Vancouver, British Columbia Canada V6T 1E9	4.21%	800,000
Kahala Financial Corporation PO Box 127 Richmond House Providenciales Terks and Cacos Islands, BWI	4.21%	800,000

Dr. Robert Rooks 912 Pine Avenue Huntington Beach, CA 90293	4.21%	300,000
Montgomery Simus 558 Coventery Drive Nutley, NJ 07110	0.79%	150,000
Gallatin Consulting, Inc. 192 Lawton Road Riverside, IL 60546	0.53%	100,000
Steve Gropp 1803 North Stafford St Arlington, VA 22207	0.53%	100,000
Michael McGill 10727 Sleepy Mist Court Las Vegas, NV 89141	0.11%	20,000
Sal Campo 158 Cove Road Oyster Bay, NY 11771	0.05%	10,000
Richard Honing 34 Roxton Road Plainview, NY 11803	0.05%	10,000
Rich Moncada 1568 SW 191 Ave Pembroke Pines, FL 33029	0.03%	5,000
Richie Namm 8809 Appian Way Los Angeles, CA 90046-7734	0.03%	5,000

Exhibit B

to

Share Exchange Agreement

AGREEMENT TO APPOINT SHAREHOLDERS REPRESENTATIVE

AGREEMENT made this 3rd day of August 2005, by and between the owners of record (the “Shareholders”) of all of the issued and outstanding stock of Edgewater Foods International, Inc., a Nevada corporation (“EDGEWATER”) and Michael Boswell (the “Shareholders Representative”).

RECITALS

A.

The Shareholders currently own 19,000,000 shares of EDGEWATER common stock (the “Edgewater Stock”) and constitute all the shareholders of EDGEWATER (the “Company”);

B.

The Shareholders wish to enter into a Share Exchange Agreement (the “Share Exchange Agreement”) with Heritage Management, Inc. (“HERITAGE”), pursuant to which HERITAGE will purchase all of the issued and outstanding shares of the Company’s common stock from the Shareholders in exchange for 19,000,000 shares of HERITAGE common shares.

C.

It is the desire of the Shareholders to provide for a representative to negotiate and enter into the Share Exchange Agreement on their behalf.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

1.

Appointment of Shareholders Representative .

The parties to this Agreement hereby agree to the appointment of Michael Boswell (the “Shareholders Representative”) as representative of the parties to this Agreement, for the purpose of negotiating and entering into the Share Exchange Agreement on their behalf.

2.

Escrow and Disbursement of Shares by Representative .

(a)

At the Closing of the Share Exchange Agreement, HERITAGE will provide or cause to be provided the Common Stock to the Shareholders Representative.

(b)

The Shareholders Representative shall, within a reasonable period of time following the Closing, forward the shares of the Common Stock to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in the Edgewater Stock, as set forth on Schedule A annexed hereto.  Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number.

3.

Representations and Warranties of Shareholders .

(a)

The Shareholders agree and understand that they are appointing the Shareholders Representative to negotiate the Shareholders Agreement on their behalf and that, as a result, the Shareholders Representative may bind them to the terms of such agreement in accordance with his reasonable judgement.

(b)

The Shareholders agree and understand that the Shareholders Representative may agree to representations, warranties and covenants on their behalf in connection with the Share Exchange for which they may be subject to liability or damages in the future should they breach such representations, warranties or covenants.

(c)

The Shareholders agree and understand that they will have no right to review the final Share Exchange Agreement prior to its execution on their behalf by the Shareholders Representative and hereby waive all right to such review.

4.

Indemnification .

The Shareholders and the Company shall, to the fullest extent legally permissible, indemnify the Shareholders Representative against any and all liabilities and expenses incurred in connection with the defense or disposition of any action, suit, or other proceeding by reason of the Shareholders Representative having served in his capacity with respect to this Agreement, the Share Exchange Agreement and any ancillary agreements thereto; except with respect to any matter as to which the Shareholders Representative shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the parties hereto.

4.

General Provisions .

(a)

 This agreement shall be governed by and under the laws of the State of Nevada, USA without giving effect to conflicts of law principles.  If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this agreement shall remain in full force and effect.

(b)

 Any dispute arising under or in any way related to this agreement shall be submitted to binding arbitration by the American Arbitration Association in accordance with the Association's commercial rules then in effect.  The arbitration shall be conducted in the State of Nevada.  The arbitration shall be binding on the parties and the arbitration award may be confirmed by any court of competent jurisdiction.

(c)

This agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof.  This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by the parties.

(d)

This agreement is entered into by the parties hereto for their exclusive benefit.  The Agreement is expressly not intended for the benefit of any other party, including but not limited to, any creditor of the Company, the Shareholders, HERITAGE or any other person, and no third party shall have any rights under this Agreement or otherwise.

(e)

 Any notice or other communication pursuant hereto shall be given to a party at its address set forth below on the signature page to this Agreement, by (i) personal delivery, (ii) commercial overnight courier with written verification of receipt, or (iii) registered or certified mail.  If so mailed or delivered, a notice shall be deemed given on the earlier of the date of actual receipt or three (3) days after the date of authorized delivery.

(f)

 This agreement may be executed in counterparts, each one of which shall constitute an original and all of which taken together shall constitute one document.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first written above.

Shareholders Representative

/s/ Michael Boswell

_____________________________

Michael Boswell

400 Professional Drive

Suite 310

Gaithersburg, MD  20879

THE SHAREHOLDERS:

/s/ Robert Saunders

______________________________

Robert Saunders

5552 West Island Highway

Qualicum Beach, British Columbia

Canada V9K 2C8

/s/ TriPoint Capital Advisors

__________________________

TriPoint Capital Advisors, LLC

400 Professional Drive

Suite 310

Gaithersburg, MD 20879

/s/ Doug MacLellan

______________________________

Doug C. MacLellan

8324 Delgany Avenue

Playa del Ray, CA 90293

/s/ Ian Fraser

_____________________________

Ian Fraser

3056 West 2nd Avenue

Vancouver, British Columbia

Canada V6T 1E9

/s/ Howarth Holdings, Ltd.

______________________________

Howarth Holdings, Ltd.

#109-2602 Mount Lehman Road

Abbotsford, British Columbia

Canada V6K 1K4

/s/ 583481 BC Ltd.

______________________________

583481 BC Ltd.

Unit 639

Abbotsford, British Columbia

Canada V2S 6R7

/s/ Mark van der Horst

______________________________

Mark van der Horst

4947 Wycliffe Road

Vancouver, British Columbia

Canada V6T 1E9

/s/ Kahala Financial Corporation

______________________________

Kahala Financial Corporation

PO Box 127

Richmond House

Providenciales

Turks and Cacaos Islands, BWI

/s/ Dr. Robert Rooks

______________________________

Dr. Robert Rooks

912 Pine Avenue

Huntington Beach, CA 90293

/s/ Montgomery Simus

______________________________

Montgomery Simus

558 Coventery Drive

Nutley, NI 07110

/s/ Gallatin Coulting, Inc.

______________________________

Gallatin Consulting, Inc.

192 Lawton Road

Riverside, IL 60546

/s/ Steve Gropp

______________________________

Steve Gropp

1803 North Stafford St

Arlington, VA 22207

/s/ Michael McGill

______________________________

Michael McGill

10727 Sleepy Mist Court
Las Vegas, NV 89141

/s/ Sal Campo

______________________________

Sal Campo

158 Cove Road

Oyster Bay, NY 11771

/s/ Rich Moncada

______________________________

Rich Moncada

1568 SW 191 Ave
Pembroke Pines, FL 33029

/s/ Richie Namm

______________________________

Richie Namm

8809 Appian Way
Los Angeles, CA  90046-7734

/s/ Richard Honing

______________________________

Richard Honing

34 Roxton Road

Plainview, NY 11803

Schedule 3(c)

to

 Share Exchange Agreement

Subscription Rights, Options and Warrants

NONE

Schedule 3(f)

to

 Share Exchange Agreement

Assets and Liabilities

$0.00 Assets

Liabilities less than $5,000

Exhibit 10.2

BILL OF SALE

Date:

August 15, 2005

Seller:

Heritage Management, Inc.

Seller’s Mailing Address:

5031 Gordon Smith

Rowlett, Texas 75088

Buyer:

E. Lee Murdock

Buyer’s Mailing Address:

1944 Lakeshore Drive

Rockwall, Texas 75087

Consideration:

Ten dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged.

Property:

100% of the outstanding stock of Heritage Funding Corporation

For value received, Seller sells and delivers the Property to Buyer and warrants and agrees to defend title to the Personal Property to Buyer and Buyer’s successors in interest against all lawful claims of any kind or nature.

SELLER :

BUYER :

Heritage Management, Inc.

___________________________________

______________________________________

By: E. Lee Murdock, President

E. Lee Murdock

Footnotes

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